PURCHASE AND SALE AGREEMENT

BETWEEN

CRI HOTEL INCOME OF MINNESOTA, LLC
a Delaware limited liability company

AS SELLER

AND

UNITED PROPERTIES INVESTMENT LLC
a Minnesota limited liability company

AS BUYER

September 10, 2013

 PURCHASE AND SALE AGREEMENT
THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is made as of the 10th day of September, 2013 (the "Effective Date"), by and between CRI HOTEL INCOME OF MINNESOTA, LLC, a Delaware limited liability company ("Seller"), having an office at 11200 Rockville Pike, Suite 300, Rockville, Maryland 20852, and UNITED PROPERTIES INVESTMENT LLC, a Minnesota limited liability company ("Buyer"), having an office at 3600 American Blvd. W., Suite 750, Minneapolis, Minnesota 55431.

ARTICLE I
PURCHASE AND SALE

1.1    Agreement of Purchase and Sale. Subject to the terms and on the conditions set forth in this Agreement, Seller agrees to sell and convey and Buyer agrees to purchase the following any and all of Seller’s right, title and interest in the following:

(a)
Two adjacent parcels of land that total approximately 2.45 acres and are situated in Minneapolis, Hennepin County, Minnesota, more particularly described on Exhibit A, together with all and singular the rights and appurtenances pertaining to such property, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way (the property described in clause (a) of this Section 1.1 is referred to collectively as the "Land");

(b)
the buildings, structures, fixtures and other improvements on the Land, including, without limitation, that certain hotel facility ("Hotel") having approximately 130 guest rooms with a street address of 2407 University Avenue SE, Minneapolis, MN, and commonly known as the "University Days Inn Minneapolis", and that building with a street address of 2425 University Avenue SE, Minneapolis, MN, and related facilities and improvements (collectively, the "Improvements");

(c)
all tangible personal property upon the Land or within the Improvements, and other items of personal property used exclusively in connection with the operation of the Land and the Improvements including, without limitation, Seller's interest as lessee with respect to any such tangible personal property, listed in Exhibit B (the property described in clause (c) of this Section 1.1 is referred to collectively as the "Personal Property");

(d)	all of Seller's right, title and interest in and to those certain leases (the "Leases") more fully described on Exhibit C (the "Lease Schedule");

(e)
all of Seller's right, title and interest in and to (i) all assignable service, equipment, supply and maintenance contracts and agreements (collectively, the "Service Contracts") listed and described on Exhibit D (the "Service Contracts Schedule") not being terminated on or before the Closing in accordance with this Agreement, relating to the upkeep, repair, maintenance or operation of the Land, Improvements or Personal Property which will extend beyond the date of "Closing" (as such term is defined in Section 4.1), and (ii)  all assignable existing warranties and guaranties issued to Seller in connection with the Improvements or the Personal Property (the property described in clause (e) of this Section 1.1 is referred to collectively as the "Intangibles");

(f)	all transferable consents, authorizations, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality, including, without limitation, those with respect to use, utilities, building, fire, life safety, traffic and zoning (collectively, the "Licenses");

(g)
all inventories of supplies used in connection with the operation of the Hotel, including, without limitation, linens, towels, paper goods, brochures, office supplies, soap, gasoline, fuel oil, and other operational and guest supplies currently located at the Hotel, subject to depletions, replacements and additions in the ordinary course of operating the Hotel (provided that Seller shall maintain its normal replenishment and replacement expenditures for such inventories until the date of Closing, which means supplies for general operation shall be adequate to cover a minimum of two weeks and shall include a minimum of two par of linens on hand), and subject to any applicable transfer and use restrictions set forth in the Service Contracts or the Leases (collectively, the "Inventory");

(h)
to the extent in the possession or control of Seller, the books, records, files, guest registers, maintenance records, rental and reservation records, and any customer or frequent guest lists of Seller in connection with the operation and maintenance of the Hotel (collectively, the "Books"), exclusive of (i) original Books which Seller desires to retain, provided that Seller provides copies thereof to Buyer, (ii) Seller's income tax and accounting records, and (iii) any other materials that Seller is not entitled to transfer, assign or deliver to Buyer under the Hotel Management Agreement or the Franchise Agreement (both as hereinafter defined);

(i)
the advance reservations and bookings for the Hotel, as the same may be amended, canceled and renewed (the "Reservations") and advance deposits made in respect thereof (the "Reservation Deposits"); and

(j)
all of Seller's right, title and interest in and to all intangible personal property relating to ownership and operation of the Property and the goodwill pertaining thereto, to the extent assignable, but excluding the name "Days Inn" and all websites and domains used exclusively for the Hotel which are owned and controlled by a third party other than Seller (the property described in clause (j) of this Section 1.1 is referred to as the "Intellectual Property").

1.2    Property Defined. The Property described in Section 1.1 is referred to collectively as the "Property."

1.3    Permitted Exceptions. The Property shall be conveyed subject to the matters which are, or are deemed to be, permitted exceptions pursuant to Article II (collectively, the "Permitted Exceptions").

1.4     Purchase Price. Seller shall sell and Buyer shall purchase the Property for a total of Twelve Million and No/100 Dollars ($12,000,000.00) (the "Purchase Price").

1.5    Payment of Purchase Price. The Purchase Price, as increased or decreased by prorations and adjustments as provided for in this Agreement, shall be payable as follows:

1.5.1
to Escrow Agent (as hereinafter defined), an amount in cash equal to $300,000.00 (such amount, exclusive of all interest and other amounts earned thereon but giving effect to any reductions thereto while held on deposit with the Escrow Agent, in accordance with the Escrow Agreement (as hereinafter defined), referred to herein as the "Escrow Cash"), to be held and invested in a segregated account pursuant to the terms of the Escrow Agreement, as a reserve to satisfy potential claims by Buyer as more specifically provided herein; and.

1.5.2	The remainder to Seller at Closing in cash by wire transfer of immediately available federal funds to a bank account designated by Seller to the Title Company prior to the Closing.

1.6    Post-Closing Escrow. At closing, the Escrow Cash shall be placed into an escrow account (the "Escrow Account"). Upon receipt of Seller's written consent (which consent will not be withheld or conditioned unless Seller has a good-faith, reasonable objection to any Buyer claim under this section), Buyer may withdraw from the Escrow Account an amount equal to pay all claims, liabilities and obligations of the Seller as more specifically provided in Section 12.1(a) through (f). Any disputed claims regarding the Escrow Account will be submitted to binding arbitration, as more fully described in the Escrow Agreement, and the prevailing party in such binding arbitration will be entitled to collect its attorney's fees and costs from the non-prevailing party. The Escrow Account shall be held in an interest bearing account. The Escrow Agent will disburse to the Seller any funds remaining in the Escrow Account on the first anniversary of the date of the date of Closing, unless (i) a claim, action, suit or proceeding for indemnification has been commenced in good faith by the Buyer and notice of this action or a request for disbursement has been provided by the Buyer to the Escrow Agent and Seller and (ii) after such action has been commenced or request for disbursement made, neither Seller nor Buyer has sent written notice to the other and Escrow Agent disputing the disbursement. Only the amount of any such disputed claim shall be withheld by the Escrow Agent and not disbursed by Escrow Agent to the Seller. At Closing, Escrow Agent, Buyer and Seller shall enter into an escrow agreement (the "Escrow Agreement") consistent with the foregoing provisions in the form attached hereto as Exhibit M.

1.7    Deposit. Within two (2) business days of the Effective Date, Buyer shall deposit with First American Title Insurance Company (the "Title Company" or “Escrow Agent”), having its office at 801 Nicollet Mall, Suite 1900, Minneapolis, MN 55402, Attention: Linda Cross, the sum of Two Hundred Thousand and No/100 Dollars ($200,000.00) (the "Second Deposit") in good funds, either by certified bank or cashier's check or by federal wire transfer. Buyer has previously deposited the sum of One Hundred Thousand and No/100 Dollars ($100,000.00) (the “First Deposit”) with the Title Company. If Buyer shall fail to deposit the Second Deposit within the time period provided for above, Seller may terminate this Agreement at any time prior to deposit of the Second Deposit, in which case this Agreement shall be null and void ab initio and in such event the Title Company shall immediately deliver to Seller all copies of this Agreement in its possession, return the First Deposit to Buyer, and thereafter neither party shall have any further rights or obligations to the other hereunder, except as otherwise set forth in this Agreement. The Title Company shall hold the First Deposit and the Second Deposit in an interest-bearing account in accordance with the terms and conditions of a deposit escrow agreement entered into among Seller, Buyer and Title Company. The First Deposit and the Second Deposit, together with all interest earned on such sums, are referred to collectively as the "Deposit." After the expiration of the Inspection Period (as hereinafter defined), if Buyer does not elect to terminate this Agreement in accordance with Section 3.2, the Deposit shall be wholly non-refundable to Buyer, except as expressly set forth otherwise herein (including but not limited to, in the event of Seller’s failure to perform its obligations under this Agreement, title objection, casualty, condemnation, failure to obtain the Estoppel Certificate or SNDA, change in Seller’s representation as set forth in Section 5.2, failure of Buyer to obtain the franchise agreement or management agreement as set forth in Section 4.17). The Deposit shall remain at all times applicable to the Purchase Price.

1.8    Delivery to Title Company. Upon mutual execution of this Agreement, the parties shall deposit an executed copy of this Agreement with Title Company for execution and this Agreement shall (along with such supplementary instructions not inconsistent with this Agreement as either party hereto may deliver to Title Company) serve as escrow instructions to Title Company for the consummation of the purchase and sale contemplated hereby. Seller and Buyer agree to execute such additional escrow instructions as Title Company may reasonably require and which are not inconsistent with the provisions hereof; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.

ARTICLE II
TITLE AND SURVEY

2.1     Title Examination; Commitment for Title Insurance. Buyer hereby acknowledges receipt of the most recent title insurance commitment and/or policy covering the Property in Seller's possession issued by Old Republic National Title Insurance Company. Buyer shall apply for a title insurance commitment (the "Title Commitment") for an Owner's Policy of Title Insurance, issued by the Title Company, covering the Real Property, together with a copy of all exceptions set forth therein. Buyer shall instruct the Title Company to deliver a copy of the Title Commitment and all exceptions to Seller. Buyer shall have until the date (the "Title Exam Deadline") which is the later of thirty (30) days after it receives the Title Commitment or thirty (30) days after the Effective Date, but in no event shall the Title Exam Deadline be a date later than sixty (60) days after the Effective Date, to review the Title Commitment.

2.2    Survey. Buyer hereby acknowledges receipt of the most recent survey of the Property. During the Inspection Period, Buyer may order, at its own cost and expense, an updated survey of the Property (the “Survey”) and shall instruct the surveyor to deliver a copy of the Survey to Seller and the Title Company simultaneously with its delivery to Buyer.

2.3    Title Objections; Cure of Title Objections. Buyer shall have until the expiration of the Title Exam Deadline to notify Seller, in writing, of such objections as Buyer may have to anything contained in the Title Commitment or the Survey (including Permitted Exceptions). Any item contained in the Title Commitment or any matter shown on the Survey to which Buyer does not object prior to the Title Exam Deadline shall be deemed a Permitted Exception. In the event Buyer shall notify Seller of objections to title or to matters shown on the Survey prior to the Title Exam Deadline, Seller shall have the right, but not the obligation, to undertake any action or incur any expense in order to effectuate any such removal, correction, cure or satisfaction of cure such objections. Within ten (10) days after receipt of Buyer's notice of objections, Seller shall notify Buyer in writing whether Seller elects to attempt to cure such objections. If Seller elects to attempt to cure, and provided that Buyer shall not have terminated this Agreement in accordance with Section 3.2, Seller shall have until the date of Closing to attempt to remove, satisfy or cure the same and for this purpose Seller shall be entitled to a reasonable adjournment of the Closing if additional time is required, but in no event shall the adjournment exceed sixty (60) days after the date for Closing set forth in Section 4.1. If Seller elects not to cure any objections specified in Buyer's notice, or if Seller is unable to effect a cure prior to the Closing (or any date to which the Closing has been adjourned), Buyer shall have the following options: (i) to accept a conveyance of the Property subject to the Permitted Exceptions, specifically including any matter objected to by Buyer which Seller is unwilling or unable to cure, and without reduction of the Purchase Price; or (ii) to terminate this Agreement by sending written notice thereof to Seller, and upon delivery of such notice of termination, this Agreement shall terminate and the entire Deposit (including both the First Deposit and Second Deposit, and whether or not the Inspection Period was extended) shall be returned to Buyer, and thereafter neither party shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. If Seller notifies Buyer that Seller does not intend to attempt to cure any title objection; or if, having commenced attempts to cure any objection, Seller later notifies Buyer that Seller will be unable to effect a cure thereof, Buyer shall, within five (5) days after such notice has been given, notify Seller in writing whether Buyer shall elect to accept the conveyance under clause (i) or to terminate this Agreement under clause (ii) of this Section 2.3.

Notwithstanding anything to the contrary contained in this Agreement, Seller shall satisfy, release or cure (or bond against in a manner sufficient to cause the Title Company to insure over such objection) at Closing any encumbrance or lien of a fixed amount that is objected to by Buyer and is a result of Seller’s actions such as mortgages, mechanic’s liens, utility liens and tax liens.

2.4    Conveyance of Title. At Closing, Seller shall convey and transfer to Buyer such title to the Property as will enable the Title Company to issue to Buyer, at Buyer's expense, an ALTA owner's policy of title insurance (the "Title Policy") covering the Property, in the full amount of the Purchase Price. Notwithstanding anything contained herein to the contrary, the Property shall be conveyed subject only to the following matters, which shall be deemed to be Permitted Exceptions:

(a)	the rights of the tenants, as tenants only, under the Leases;

(b)	the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the date of Closing, subject to adjustment as herein provided;

(c)
local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property;

(d)
rights of utility companies to maintain pipes, poles, cables and wires over, on or under the street and/or the part of the Property next to the street or running to or serving any building or improvement on the Property;

(e)	applicable zoning ordinances;

(f)	the title matters set forth on Exhibit E attached hereto; matters to which Buyer does not object pursuant to this Article II;

(g)	any and all matters that might have been shown on a survey if Buyer does not order a survey, except to the extent the same were raised as Title Objections to the Title Commitment;

(h)	all matters created by or on behalf of Buyer, including, without limitation, any documents or instruments to be recorded as part of any financing for the acquisition of the Property by Buyer; and

(i)
items appearing of record or shown on the Survey, general and specific plans and planned development permits, and, in either case, not objected to by Buyer or waived or deemed waived by Buyer in accordance with Sections 2.3 or 2.5.

2.5    Pre-Closing "Gap" Title Defects. Buyer may, at or prior to Closing, notify Seller in writing of any objections to title between (a) the expiration of the Inspection Period and (b) the date on which the transaction contemplated herein is scheduled to close. With respect to any objections to title set forth in such notice, Seller shall have the same option to cure and Buyer shall have the same option to accept title subject to such matters or to terminate this Agreement as those which apply to any notice of objections made by Buyer before the expiration of the Inspection Period. If Seller elects to attempt to cure any such matters, the date for Closing shall be automatically extended by a reasonable additional time to effect such a cure, but in no event shall the extension exceed sixty (60) days after the date for Closing set forth in Section 4.1. Seller shall not, after the Effective Date, subject the Property to or permit or suffer to exist any liens, encumbrances, covenants, conditions, restrictions, easements or other title matters or seek any zoning changes without Buyer's prior written consent.

ARTICLE III
INSPECTION PERIOD; CERTAIN AGREEMENTS

3.1    Right of Inspection. The inspection period (“Inspection Period”) shall begin on the Effective Date and terminate sixty (60) days after the Effective Date. Buyer shall have the right to extend the original Inspection Period for one additional thirty (30) day period, provided that (i) Buyer notifies Seller in writing of its intention to extend the Inspection Period prior to the end of the original sixty (60) day period and (ii) $100,000.00 of the Deposit becomes non-refundable to Buyer upon the extension of the Inspection Period, except in the event of Seller’s failure to perform its obligations under this Agreement, title objection, casualty, condemnation, failure to obtain the Estoppel Certificate or SNDA, failure of Buyer to obtain the franchise agreement or management agreement as set forth in Section 4.17, or change in Seller’s representations as set forth in Section 5.2, in which event the Deposit shall be distributed as set forth in this Agreement. The remaining amount of the Deposit shall remain refundable through the expiration of the Inspection Period as extended and as otherwise set forth in this Agreement. Except as otherwise expressly set forth herein, upon extension of the original Inspection Period by Buyer, any reference in this Agreement to the Inspection Period shall mean the period as extended.

From and after the Effective Date, Buyer shall have the right to make a physical inspection of the Property and to examine at such place or places at the Property designated by Seller, or elsewhere as the same may be located in the Minneapolis, MN metropolitan area, any operating files maintained by Seller or Manager in connection with the operations, current maintenance and management of the Property, including, without limitation, the Leases, lease files, Service Contracts, insurance policies, bills, invoices, receipts and other general records relating to the income and expenses of the Property, correspondence, surveys, plans and specifications, warranties for services and materials provided to the Property, environmental audits and similar materials, but excluding materials not directly related to the operations, current maintenance or management of the Property such as, without limitation, Seller's internal memoranda, financial projections, budgets, appraisals, accounting and tax records and similar proprietary, elective or confidential information. If such operating files are not located in the Minneapolis, MN metropolitan area, then Seller shall provide copies of all such operating files to Buyer within five (5) days after request. Buyer understands and agrees that any on-site inspections of the Property shall be conducted upon at least twenty-four (24) hours' prior written notice to Seller and in the presence of Seller or its representative, unless a representative of Seller is not available after Buyer uses good faith efforts to include a representative of Seller, in which event Buyer may conduct the inspection without a representative of Seller. Such physical inspection shall not unreasonably interfere with the use of the Property by Seller or its tenant or Hotel guests nor shall Buyer's inspection damage the Property in any respect. Such physical inspection shall not be invasive in any respect (unless Buyer obtains Seller's prior written consent, not to be unreasonably withheld), and in any event shall be conducted in accordance with standards customarily employed in the industry and in compliance with all governmental laws, rules and regulations. Following each entry by Buyer with respect to inspections or tests on the Property, Buyer shall restore the Property to a condition which is as near to its original condition as existed prior to any such inspections or tests. Seller shall cooperate with Buyer in its due diligence but shall not be obligated to incur any liability or expense in connection therewith. Buyer shall not contact any guests of the Property without obtaining Seller's prior written consent and shall not disrupt Seller's or any tenant's activities on the Property. Buyer agrees to indemnify against and hold Seller harmless from any claim for liabilities, costs, expenses (including reasonable attorneys' fees actually incurred) damages or injuries arising out of or resulting from the inspection of the Property by Buyer or its agents, and notwithstanding anything to the contrary in this Agreement, such obligation to indemnify and hold harmless Seller shall survive Closing or any termination of this Agreement. These obligations of Buyer shall not be construed to require Buyer to perform any removal or remediation of any hazardous substances revealed by Buyer’s actions, and Buyer shall not be liable for any damages to Seller resulting from Buyer’s reporting of any hazardous substances revealed by Buyer’s actions under this Section 3.1.

All inspections shall occur at reasonable times agreed upon by Seller and Buyer.

Seller has delivered to Buyer or made the same available for reviewing, to the extent in Seller’s or Manager’s possession, custody or control, but excluding any and all confidential and proprietary information of Seller and Manager, the following documents (the “Due Diligence Documents”:

1.	Copies of the Service Contracts, the Leases and agreements for any leased items of personal property.

2.
To the extent in Seller's possession, copies of all Licenses, together with any known work orders, notices of violation or similar letters or requests from governmental authority related to the Licenses whether existing or pending.

3.	A list of Reservations.

4.
The monthly and annual financial and operating statements for the Property for the current calendar year (including audited statements, if available), and, to the extent in Seller's possession or reasonably available to Seller, for the previous three (3) calendar years.

5.	Copies of receipts for all personal property taxes and ad valorem taxes and special assessments assessed against the Property for the current calendar year and prior three calendar years.

6.	To the extent available, a complete list of all warranties and guaranties.

7.	Copies of any environmental assessments and health reports for the Property in Seller's possession

8.	Copies of any parking, structural, mechanical or other engineering reports or studies related to the Property in Seller's possession.

9.	A copy of Seller's existing and most recent title insurance commitment and/or policy and survey

10.	A schedule of pending litigation affecting the Property.

11.	A copy of the most recent STAR Report.

12.	Copies of any zoning and utility letters affecting the Property.

13.	List of any unpaid leasing commissions and tenant inducement costs under the Leases as of the Effective Date.

3.2    Right of Termination. In the event Buyer determines (such determination to be made in Buyer's sole discretion) that the Property is not suitable for its purposes, Buyer shall have the right to terminate this Agreement by giving written notice thereof to Seller prior to the expiration of the Inspection Period. If Buyer gives such notice of termination within the Inspection Period, this Agreement shall terminate and, except as otherwise expressly provided herein, the Deposit shall be returned to Buyer and thereupon neither party shall have any further rights or obligations to the other hereunder except as expressly provided herein. If Buyer shall fail to timely notify Seller in writing of its election to terminate this Agreement on or before the expiration of the Inspection Period, time being of the essence, the termination right described in this Section 3.2 shall be immediately null and void and of no further force or effect, the Buyer shall be deemed to have accepted the financial and physical condition of the Property and the entire Deposit shall be deemed non-refundable, except in the event of Seller’s failure to perform its obligations under this Agreement, title objection, casualty, condemnation, failure to obtain the Estoppel Certificate or SNDA, failure of Buyer to obtain the franchise agreement or management agreement as set forth in Section 4.17, or change in Seller’s representations as set forth in Section 5.2, or as otherwise set forth in this Agreement, in which event the Deposit shall be distributed as set forth in this Agreement. Buyer’s failure to provide such notice on or before the end of the Inspection Period shall constitute Buyer’s waiver of the herein-described termination right.

3.3    Hotel Management Agreement. The Property is subject to a Hotel Management Agreement (as amended, the "Hotel Management Agreement") dated as of March 1, 2008 by and between Seller and Oak

Hotels, Inc. (“Manager”). The Hotel Management Agreement will be terminated as of the Closing Date. Seller shall indemnify and hold harmless Buyer and its successors or assigns from any and all claims, liabilities, damages and costs, including reasonable attorneys’ fees, arising from or relating to the Hotel Management Agreement. This indemnification obligation of Seller shall survive Closing or any termination of this Agreement.

3.4    Franchise Agreement. The Property is subject to that certain License Agreement (as amended and assigned, the "Franchise Agreement") dated as of January 31, 1992 by and between Seller and Days Inn Worldwide, Inc. (“Licensor”). The Franchise Agreement will be terminated as of the Closing Date. Seller shall indemnify and hold harmless Buyer and its successors or assigns from any and all claims, liabilities, damages and costs, including reasonable attorneys’ fees, arising from or relating to the Franchise Agreement. This indemnification obligation of Seller shall survive Closing or any termination of this Agreement.

3.5    Buyer Contact with Parties. Seller shall provide Buyer with contact information for the tenants under the Leases, the Manager and the Licensor within five (5) days after the Effective Date. Buyer or its agent shall be allowed to contact and interview these parties directly, provided that Seller shall have the first opportunity to coordinate contact. Buyer shall provide Seller with notice of interviews with the tenants under the Leases and Seller or its agent is entitled to participate in the interviews with the tenants under the Leases. Buyer shall make known to the tenant under the Leases that Buyer has no right to obligate or commit Seller to any agreements. Seller shall not be entitled to any compensation in connection with such activities.

3.6    Service Contracts. Unless otherwise directed by Buyer on or before the expiration of the original sixty (60) day Inspection Period, the Service Contracts shall not be terminated by Seller as of Closing but shall be assigned to and assumed by Buyer at Closing; provided, however, in no event shall Seller be required to terminate any Service Contracts which by their terms are not terminable prior to the Closing or otherwise not terminable without payment by Seller of a penalty, charge or premium, and further provided that in no event shall Buyer be required to assume such Service Contracts. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, the Buyer acknowledges that it has received a copy of the following agreements: (1) that certain Building Space/Rooftop Lease Agreement between Seller and T-Mobile Central LLC, (2) that certain antennae lease between Seller and (3) that certain contract between Seller and NOVA Consulting Group, Inc. and Buyer acknowledges that the aforementioned agreements are not terminable at Closing.

ARTICLE IV
CLOSING

4.1    Time and Place. The Parties shall conduct an escrow closing (the "Closing") on or before the date which is thirty (30) days after the expiration of the Inspection Period, or such later date as the same may be extended to pursuant to Section 2.3 or 2.5 (the "Closing Date"). Buyer may specify a Closing Date by written notice to Seller at least seven (7) business days in advance of said date. At Closing, Seller and Buyer shall perform the obligations set forth in, respectively, Section 4.2 and Section 4.3, the performance of which obligations shall be concurrent conditions to the obligations of Seller and Buyer to close. The Closing shall occur through an escrow with the Title Company, whereby the Seller, Buyer and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means.

4.2    Seller's Obligations at Closing. Not less than one business day prior to Closing, Seller shall deliver to Title Company:

(a)
a duly executed limited warranty deed (the “Deed”) in the form of Exhibit F or as otherwise reasonably required by the Title Company, conveying the Land and Improvements, subject only to the Permitted Exceptions; the warranty of title in the Deed will be only as to claims made by, through or under Seller and not otherwise;

(b)	two (2) duly executed counterparts of a bill of sale (the “Bill of Sale”) in the form of Exhibit G;

(c)	two (2) duly executed counterparts of an assignment and assumption agreement with respect to the Leases and any security deposits as reasonably agreed upon by the parties (the “Assignment of Lease”);

(d)
for those Service Contracts being assumed subject to the provisions of Section 3.6, two (2) duly executed counterparts of an assignment and assumption agreement with respect to the Service Contracts, License, Intangibles and the Intellectual Property, in the form of Exhibit H (the “Assignment of Service Contracts, Licenses, Intangibles and Intellectual Property”);

(e)	for those Service Contracts being terminated, two (2) duly executed counterparts of a termination agreement with respect to the Service Contracts;

(f)
two (2) duly executed counterparts of a notice in the form of Exhibit I which Buyer shall send to the tenants informing them of the sale of the Property and of the assignment to Buyer of Seller's interest in, and obligations under, the Leases (including any security deposits) and directing that all rent and other sums payable after the Closing under the Leases shall be paid as set forth in the notice (the “Notice Letter to Tenants”);

(g)	such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;

(h)
two (2) duly executed counterparts of an affidavit by Seller stating that Seller is not a "foreign person" as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act in the form of Exhibit J (the “FIRPTA Affidavit”);

(i)
the Leases, Service Contracts and Licenses, if any, in the possession of Seller or Seller's agents, together with such property files and records which are material in connection with the continued operation, leasing and maintenance of the Property which will remain at the Property on the Closing Date;

(j)
Seller shall use commercially reasonable efforts deliver an estoppel certificate to the tenant under the lease between Seller and Asian Mill, Inc. (“Asian Mill”), as more particularly described on Exhibit C attached hereto (the “Asian Mill Lease”) in a form reasonably satisfactory to Buyer and its lender (the “Estoppel Certificate”). Within twenty (20) days from the Effective Date, Buyer may provide Seller with a different form of the Estoppel Certificate, unless such form is contrary to the terms of said lease, in which event Seller shall deliver an Estoppel Certificate consistent with said lease or as set forth in Exhibit K. Seller shall deliver the Estoppel Certificate to Asian Mill and provide Buyer with contact information for Asian Mill. If no form of estoppel certificate is delivered to Seller by Buyer as provided above, then Seller shall deliver an Estoppel Certificate to Asian Mill consistent with its lease or as set forth in Exhibit K. Seller shall cooperate with Buyer in trying to obtain an executed Estoppel Certificate, but it shall be the responsibility of Buyer to obtain the executed Estoppel Certificate. In no event shall the Estoppel Certificate be dated earlier than twenty (20) days prior to Closing.

(k)
Seller shall deliver a subordination, non-disturbance and attornment agreement (“SNDA”) to the Asian Mill in a form reasonably satisfactory to Buyer and its lender. Within twenty (20) days after the Effective Date, Buyer may provide Seller with a form of the SNDA to be executed by Asian Mill, unless such form is contrary to the terms of said lease, in which event Seller shall deliver a SNDA consistent with said lease. Seller shall deliver the SNDA to Asian Mill and provide Buyer with contact information of Asian Mill. Seller shall cooperate with Buyer in trying to obtain an executed SNDA from Asian Mill, but it shall be the responsibility of Buyer to obtain the executed SNDA. In no event shall the SNDA be dated earlier than twenty (20) days prior to Closing.

(l)	such additional documents as shall be reasonably required to consummate the transaction expressly contemplated by this Agreement;

(m)	certificate(s) or registration of title for any vehicle owned by Seller and used in connection with the Property;

(n)	a reconciliation agreement for operating costs under the Leases, as applicable;

(o)
such agreements, affidavits or other documents as may be required by the Title Company to issue the title policy to Buyer subject only to the Permitted Title Exceptions and to eliminate such standard exceptions and to issue such endorsements thereto which may be eliminated and issued under applicable State law and which are customarily required by institutional investors purchasing property comparable to the Property; and

(p)	a closing statement ("Closing Statement") reflecting the Purchase Price and the adjustments and prorations required hereunder and the allocation of income and expenses required hereby.

At the Closing, Seller shall deliver to Buyer possession and occupancy of the Property subject to the Permitted Exceptions. Buyer shall cooperate with Seller for a period of seven (7) years after the Closing in case of Seller's need in response to any legal requirements, tax audits, tax return preparation or litigation threatened or brought against Seller, by allowing Seller and its agents or representatives access, upon reasonable advance notice (which notice shall identify the nature of the information sought by Seller), at all reasonable times to examine and make copies of any and all instruments, files and records, which right shall survive the Closing.
In the event that either the Estoppel Certificate or SNDA referenced in this Section 4.2 above is not executed and an original provided by Asian Mill under its lease between Seller and Asian Mill, Inc. by the date of Closing, or either is not acceptable to Buyer or its lender, then Buyer may, at its option: (i) terminate this Agreement after ten (10) day written notice to Seller during which time Seller may attempt to provide an Estoppel Certificate or SNDA under said lease, as applicable, acceptable to Buyer, and upon such termination, the entire Deposit (including both the First Deposit and Second Deposit, and whether or not the Inspection Period was extended) shall be returned to Buyer and thereupon, neither party shall have any further obligation or liability to the other (except for any obligations that specifically survive termination under this Agreement); or (ii) accept the Estoppel Certificate and SNDA in their existing condition or waive the requirements for the Estoppel Certificate and SNDA and proceed to Closing, in which case Seller and Buyer shall remain obligated to perform pursuant to the terms of this Agreement with no reduction of Purchase Price; or (iii) extend the Closing Date for a period not to exceed fifteen (15) days, during which time Buyer shall use its best efforts to obtain an acceptable Estoppel Certificate and SNDA, and if the Estoppel Certificate and SNDA acceptable to Buyer are not obtained within this extension period, then Buyer may exercise its options in (i) or (ii) above. Notwithstanding anything to the contrary contained in this Agreement, in no event shall Seller be in default of this Agreement for failure to provide an Estoppel Certificate or SNDA .
4.3    Buyer's Obligations at Closing. At or prior to Closing, Buyer shall deliver to Title Company:

(a)
 the full amount of the Purchase Price, as increased or decreased by prorations and adjustments as herein provided, in immediately available wire transferred funds pursuant to Section 1.5, it being agreed that at Closing the Deposit shall be applied towards payment of the Purchase Price;

(b)	two (2) duly executed counterparts of the instruments described in Sections 4.2(b), 4.2(c), and 4.2(d);

(c)	such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Buyer;

(d)	such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement; and

(e)	the Closing Statement.

4.4    Title Company's Obligations at Closing. At Closing, Title Company shall:

(a)	deliver to Seller the Purchase Price by wire transfer of immediately available federal funds to a bank account designated by Seller in writing to Title Company prior to the Closing;

(b)	record and file the Deed in the Official Records of Hennepin County, Minnesota.

(c)
deliver to each of Seller and Buyer one (1) fully executed counterpart original of the instruments described in Sections 4.2(b) and 4.2(c) one (1) fully executed counterpart original of the instruments described in Sections 4.2(d);

(d)
deliver to Seller and Buyer the Closing Statement prepared by Title Company and approved by Seller and Buyer. The parties will endeavor to cause the Title Company to submit a preliminary draft of the Closing Statement not less than two (2) business days prior to Closing.

4.5    Apportionments. The following apportionments shall be made between Seller and Buyer as of 11:59 P.M. local time at the Property, on the day immediately preceding the Closing Date (the "Apportionment Date"). Where applicable, the apportionments shall be made by the Buyer and Seller pursuant to Section 4.17.

(a)
All rents, operating costs and other charges under any lease or other covenant at the Property shall be prorated as of the Closing Date. At the Closing, Seller shall either deliver to Buyer any security deposit actually held by Seller pursuant to the Leases or credit to the account of Buyer the amount of such security deposit (to the extent such security deposit is not applied against delinquent rentals or otherwise as provided in the Leases).

(b)
Unpaid and delinquent rent under the Lease collected by Seller and Buyer after the Closing Date shall be delivered as follows: (a) if Seller hereafter collects any unpaid or delinquent rent for the Property, Seller shall deliver to Buyer any such rent relating to the date of Closing and any period thereafter within fifteen (15) days after the receipt thereof, and (b) if Buyer hereafter collects any unpaid or delinquent rent from the Property, Buyer shall deliver to Seller any such rent relating to the period prior to the date of Closing within fifteen (15) days after the receipt thereof. Seller and Buyer agree that (i) all rent received by Seller after the date of Closing shall be applied first to delinquent rentals, if any, in the order of their maturity, and then to current rentals, and (ii) all rent received by Buyer after the date of Closing shall be applied first to current rentals and then to delinquent rentals, if any, in inverse order of maturity. Buyer will make a good faith effort after Closing to collect all rents in the usual course of Buyer's operation of the Property, but Buyer will not be obligated to institute any lawsuit or other collection procedures to collect delinquent rents. Seller shall pay any unpaid leasing commissions and tenant inducement costs that exist as of the Effective Date and remain unpaid with respect to the Property under the Lease from and after the Effective Date.

Asian Mill under the Lease is paying operating costs (CAM, real estate taxes and insurance) based on an estimate of costs. Seller shall provide Buyer with a preliminary reconciliation statement showing the amount of operating costs paid by the Asian Mill compared to an estimate of the amount of operating costs incurred by Seller as of the date of Closing. The preliminary reconciliation statement shall reconcile to the extent practical the difference between the amounts as of the date of Closing with the Purchase Price being adjusted accordingly to account for the difference. Post-closing, within sixty (60) after the date of Closing, Buyer and Seller shall cooperate jointly to reconcile the actual operating costs incurred by Seller to the date of Closing compared to the estimate of such amount paid at Closing, and shall make payment accordingly to the other based on the difference. All operating costs for all years prior to the year of Closing have been reconciled and paid by or refunded to all tenants at the Property and Seller knows of no dispute or issues regarding such reconciliation.

To Seller’s actual knowledge, there are (and will be as of the Closing) no unpaid rent, accounts receivables and other amounts related to the Property owed to Seller under the Lease for any time period prior to the Effective Date.

(c)	Any tour agents' and travel agents' commissions with respect to the Hotel incurred prior to the Closing (whether or not for any hotel bookings after the Closing) shall be paid by Seller.

(d)
On or before the Closing, Seller shall pay all general real estate taxes for the Property due and payable in years prior to the year of Closing. General real estate taxes for the Property due and payable in the year of Closing that are not paid by the tenant under the Lease shall be apportioned between Buyer and Seller based on a 365 day calendar year as if Buyer were vested with title to the Property on the Closing. Seller shall also pay, on or before the Closing, all special assessments levied or pending against the Property as of the Closing that are not paid by the tenant under the Lease, including, without limitation, any installments of special assessments (or estimates thereof) and interest thereon payable after the Closing. In the event the actual amount of general real estate taxes or special assessments owed by Seller has not been determined, Seller shall pay the general real estate taxes and special assessments owed by Seller based on one hundred fifteen percent (115%) of the general real estate taxes and special assessments contained in the most recent tax bill. The obligations of Buyer and Seller contained in this Section shall survive Closing and delivery of the Deed. A post-Closing adjustment will be made for the actual taxes payable for the year in which the Closing shall occur. Such adjustment shall be made within ten (10) days after a written demand therefor is made by either party hereto to the other party with a copy of the actual tax bill(s) attached.

(e)
With respect to electricity, telephone, television, cable television, gas, water and sewer services that are metered and other utilities (collectively, the "Utilities"), Seller shall endeavor to have the respective companies providing the Utilities read the meters for the Utilities on or immediately prior to the Apportionment Date. For periods prior to the Closing Date, Seller shall be responsible for all charges based on such final meter reading not being paid by Asian Mill under the Asian Mill Lease, and Buyer shall be responsible for all charges thereafter. If such readings are not obtainable, then, until such time as readings are obtained, charges for all Utilities for which readings were not obtained shall be prorated as of the Apportionment Date based upon the per diem rate obtained by using the last period and bills for such Utilities that are available. Upon the taking of a subsequent actual reading, such apportionment shall be adjusted to reflect the actual per diem rate for the billing period in which the date of Closing falls, and Seller or Buyer, as the case may be, shall promptly deliver to the other the amount determined to be due upon such adjustment.

(f)	Room charges as to the Hotel for the night commencing on the Apportionment Date and ending on the morning of the date of Closing shall be split equally between the parties.

(g)	Seller shall receive pro rata reimbursement from Buyer at Closing for each of the following items: prepaid fees or other charges for transferable licenses, advertising expenses, permits,

telephone equipment, telephone rental, or other items, if any, to the extent the rights to such prepaid fees or other charges are assigned by Seller to Buyer at Closing; provided that Buyer shall not be required to reimburse Seller for items and monies owing under Service Contracts assigned to Buyer that are not terminable and Buyer does not agree to assume in accordance with Section 3.6; and

(h)	transferable deposits with companies providing Utilities, if any, to the extent the rights to such transferable deposits are assigned by Seller to Buyer at Closing.

(i)
Amounts prepaid or payable under any Service Contracts assumed by Buyer. Subject to Section 3.6, any amounts previously paid by the Seller to parties under any of the Service Contracts (as defined in Article 8) applicable to periods following the Closing Date shall be paid by the Buyer to the Seller.

(j)
Other Costs. Any other costs pertaining to the Property not prorated in this Agreement shall be paid and prorated as follows. Seller agrees to cause to be paid in full all expenses and charges incurred by the Seller in connection with the Property for the period prior to the date of Closing. Buyer agrees to cause to be paid in full all expenses and charges incurred by Buyer in connection with the Property for the period from the date of Closing and thereafter. Seller or Buyer, as the case may be, shall indemnify the other against and shall hold the other harmless from any costs, expenses or damages, including reasonable attorneys’ fees, which may result from any failure by Seller or Buyer to so pay such items.

(k)	The provisions of this Section 4.5 shall survive Closing and delivery of the Deed.

4.6    Accounts Receivable and Accounts Payable for Hotel Guests. As and when the same are received by Buyer, Buyer shall pay Seller the full amount of all accounts receivable outstanding as of the Closing Date owing from any present guests of the Hotel incurred during that guest’s present stay, and room charges for all guests of the Hotel for the night before the Closing Date as provided in Section 4.5(f). Said accounts receivable are hereinafter referred to as the “Accounts Receivable.” Buyer is not purchasing any of the receivables of the Hotel, including without limitation, the Accounts Receivable; provided, however, Buyer shall receive a credit to the Purchase Price in an amount equal to one-half (1/2) of the room charges referred to Section 4.5(e). Seller and Buyer agree to cooperate after the Closing Date to undertake all accountings and to make available all books, records, information and financial statements to facilitate proper collection and payment of all Accounts Receivable. If a party shall collect Accounts Receivable due and owing to the other party, such party will immediately pay over such Accounts Receivable to the other party.

4.7    Operating Expenses. All operating expenses, costs and charges with respect to the Hotel, excluding real estate taxes and assessments ("Operating Expenses") shall be apportioned and adjusted as of the Closing Date. Seller shall be responsible for all Operating Expenses which have accrued or become due prior to the Closing Date, and Buyer shall be responsible for all Operating Expenses which have accrued on and subsequent to the Closing Date. Seller and Buyer agree to cooperate after the Closing Date to undertake all accountings and to make available all books, records, information and financial statements to ensure proper allocation and payment of Operating Expenses. All Operating Expenses shall be read and finalized, if reasonably possible, at the Closing Date. Seller and Buyer agree to notify all payees of the closing as soon as possible after the Closing Date. With respect to any Operating Expenses which are not determined as of the Date of Closing, as soon as the exact amount of such charges or expenses can be determined, Seller and Buyer, if appropriate, shall readjust the amount of such Operating Expenses to be paid by each party with the result that Seller shall pay for those expenses and charges attributable to Seller, and Buyer shall pay for those expenses and charges attributable to Buyer.

4.8    House Banks; Reserve. The sale of the Hotel does not include cash, checks and other funds, including till money, house banks, and notes, securities and other evidence of indebtedness held at the Hotel as of the Apportionment Date, nor does it include balances on deposit to the credit of Seller or its agent, with banking institutions, or any other funds, operating accounts or reserves held by or on Seller's behalf.

4.9    Reservation and Other Deposits. On the date of Closing, the aggregate amount of any Reservation Deposits or other advance payments and deposits (as determined by Buyer and Seller) received by Seller (which shall be retained by Seller) shall be credited against the Purchase Price. Buyer shall execute a receipt for any Reservation Deposits or other advance payments and deposits for which Buyer receives a credit against the Purchase Price, and shall indemnify and hold Seller harmless from and against all claims by, and liabilities to, future guests pertaining to the application or return of the Reservation Deposits or other advance payments and deposits for which Buyer receives a credit against the Purchase Price, in accordance with this Section 4.9. Buyer shall also receive a credit against the Purchase Price for all gift cards and free night stays outstanding as of the date of Closing.

4.10    Safes and Baggage. On the date of Closing, Seller shall cause the delivery to Buyer of all of Seller's keys, if any, to the safes in the Hotel. Any contents in the safes remaining in the hands of Buyer shall be the responsibility of Buyer, and Buyer hereby agrees to indemnify, defend and hold Seller harmless from and against any liability therefor. On the date of Closing, representatives of Buyer and Seller shall take an inventory of all baggage, valises and trunks checked or left in the care of Seller. From and after the date of Closing, Buyer shall be responsible for all baggage listed in said inventory, and Buyer hereby agrees to indemnify, defend and hold Seller harmless from and against any liability therefor.

4.11    Employees. Seller has no employees at the Property. Buyer shall assume no liability or responsibility for Manager’s employees. The parties acknowledge that all employees of the Hotel are employees of Manager and not of Seller.

4.12    Settlement of Apportionments. If the computation of the apportionments and adjustments described in this Article IV shows that a net amount is owed by Seller to Buyer, such amount shall be credited against the Purchase Price as provided for in Section 1.5. If such computation shows that a net amount is owed by Buyer to Seller, such amount shall be paid by wire transfer to Seller by Buyer on the Closing Date in addition to the payment of the cash portion of the Purchase Price to be made by Buyer under Section 1.5.

4.13    Closing Costs. Seller shall pay (a) the fees of any counsel representing it in connection with this transaction (b)  one-half (1/2) of any escrow fee which may be charged by the Title Company; (c) the standard basic coverage portion of the premium for the Title Policy at Closing; and (d)  all real estate transfer fees and taxes imposed on or in connection with the recordation of the Deed. Buyer shall pay (u) the fees of any counsel representing Buyer in connection with this transaction; (v) the costs of any endorsements and any premiums for any extended coverage portion of the Title Policy issued to Buyer by the Title Company at Closing and all other Title Company fees and charges; (w) the cost of the Survey; (x) all other state, county and city transfer, recordation, sales, use, excise, documentary or similar taxes and recording fees and costs in connection with the transfer of the Property; (y) the fees for recording the deed conveying the Property to Buyer; and (z) one-half (1/2) of any escrow fees charged by Title Company. All other costs and expenses incident to this transaction and the closing thereof shall be paid by the party incurring same.

4.14    Utility Services and Deposits. Seller shall be entitled to the return of any deposit(s) posted by it with any utility company not assigned to Buyer pursuant to the provisions hereof, and Seller shall notify each utility company serving the Property to terminate Seller's account effective on the Closing Date.

4.15    Post-Closing Collections and Adjustments. Concurrently with the Closing, representatives of Seller and Buyer shall cause a preliminary closing statement to be prepared reflecting their respective closing costs, the apportionments, the payment of the Purchase Price and all other terms of this Agreement affecting or relating to the amount of and adjustments to the consideration to be paid for the Property. In the event either Buyer or Seller becomes aware of any item in the closing statement which requires adjustment as a result of new information or the ascertainment of actual amounts for items which are the subject of estimates at Closing, it shall promptly advise the other in writing and provide such supporting documentation as shall reasonably be required. Upon the ninetieth (90th) day following the date of Closing, or earlier upon mutual agreement of the parties, Buyer or Seller, as the case may be, shall make such additional payment or refund as shall be required by the aggregate of any such post-Closing adjustments (including, without limitation, adjustments resulting from collection of accounts receivable), and a final closing statement shall be prepared to reflect such revisions, subject only to subsequent adjustments provided for in Section 4.5. In addition, if accurate allocations cannot be made at Closing or on the final closing statement because current bills are not then obtainable (as, for example, in the case of utility bills or real estate or personal property taxes), the parties shall allocate such revenue or expenses at Closing on the best available information, subject to adjustment upon receipt of the final bill or other evidence of the applicable revenue or expense. The obligation to make the adjustment shall survive the Closing. Any revenue received or expense incurred by Seller or Buyer with respect to the Property after the date of Closing shall be promptly allocated in the manner described herein and the parties shall promptly pay or reimburse any amount due. This provision shall not merge with the Deed delivered hereunder but shall survive Closing.

4.16    Closing Statement. On the day of or on the day prior to the day of Closing, Buyer and Seller shall make such inventories, examinations and audits of the Hotel, and of the books and records of the Hotel, as Buyer and Seller may deem necessary, make the apportionments, adjustments and prorations required under this Agreement. Buyer and Seller shall make the apportionments described in this Article IV, except as specifically set forth to the contrary herein. The determination shall be used in the preparation of the Closing statement which will show the net amount of apportionments and adjustments due either to Seller or to Buyer as the result of the prorations and credits specified in this Article IV.

4.17    Conditions Precedent to Obligation of Buyer. The obligation of Buyer to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Buyer in its sole discretion:

(a)	Seller shall have delivered to Buyer all of the items required to be delivered to Buyer pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.2.

(b)
All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement or not adverse to Buyer).

(c)
Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the date of Closing, including but not limited to, those provided for in Section 5.4.

(d)	Buyer shall have entered into a franchise agreement with a hotel franchise for the Hotel on terms acceptable to Buyer in its reasonable discretion.

(e)	Buyer shall have entered into a management agreement with a hotel manager to operate the Hotel on terms acceptable to Buyer in its reasonable discretion.

In the event that conditions in subsections 4.17(d) and 4.17(e) are not satisfied by the Closing Date despite Buyer’s good faith efforts, then either party may thereafter terminate this Agreement prior to satisfaction of the conditions, and upon such termination, one-half of the Deposit shall be returned to Buyer and the remaining one-half of the Deposit shall be delivered to Seller (including both the First Deposit and Second Deposit, and whether or not the Inspection Period was extended).
4.18    Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:

(a)	Seller shall have received the Purchase Price as adjusted pursuant to and payable in the manner provided for in this Agreement.

(b)	Buyer shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.3.

(c)	All of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date of Closing.

(d)	Buyer shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Buyer as of the date of Closing.
ARTICLE V
REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1    Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Buyer as of the Effective Date:

(a)
Organization and Authority. Seller has been duly organized and is validly existing under the laws of Delaware. Seller has the full right and authority to enter into this Agreement and, to transfer all of the Property to be conveyed by Seller pursuant hereto and to consummate or cause to be consummated the transactions contemplated herein to be made by Seller. The person signing this Agreement on behalf of Seller is authorized to do so. The execution and delivery of, and the performance by Seller of its obligations under this Agreement do not, and will not contravene, or constitute a default under, any provision of applicable law or regulation or any agreement, judgment, injunction, order, decree or other instrument binding upon Seller or to which the Property is subject, or result in the creation of any lien or other encumbrance on any asset of Seller. Seller has not applied for or consented to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, admitted in writing its inability to pay its debts as they become due, made a general assignment for the benefit of its creditors, filed a voluntary petition or commenced a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), been adjudicated a bankrupt or insolvent, failed to controvert in a timely and appropriate manner, or acquiesced in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or taken any corporate or partnership action for the purpose of effecting any of the foregoing.

(b)
Pending Actions. There is no action, suit, arbitration, unsatisfied order or judgment, governmental investigation or proceeding pending, or to Seller's knowledge, threatened against the Property or the transaction contemplated by this Agreement, which, if adversely determined, could individually or in the aggregate have a material adverse effect on title to the Property or any portion thereof, could materially and adversely affect the business, financial position or results of operations of Seller or the Property, or which could in any material way interfere with the consummation by Seller of the transaction contemplated by this Agreement.

(c)
Leases. Seller is the lessor under the Leases. Except for the Leases, to Seller's knowledge, there are no other leases or occupancy agreements to which Seller is a party affecting the Property. Except as otherwise disclosed to Buyer, Seller has not received any advance rent or advance compensation under the Leases in excess of one month and the tenants under the Leases are not entitled to any concession, rebate, allowance, or period of occupancy free of rent under the Leases or any other agreement with Seller. No brokerage commissions or compensation of any kind shall hereafter be due in connection with the Leases. To Seller's knowledge, no party is in default under the Leases. Seller has received no notice of any intention by any of the parties to any of the Leases to cancel the same. The Leases shall not be amended or extended by Seller, and no new leases, licenses or occupancy agreements shall be entered into that affect the Property, without the written consent of Buyer.

(d)	Condemnation. No condemnation proceedings relating to the Property are pending or to Seller's Knowledge, threatened.

(e)
Service Contracts. To Seller's actual knowledge, Exhibit D identifies all Service Contracts and agreements for any leased items of Personal Property (exclusive of any purchase orders with respect to hotel supplies, operating equipment, items relating to repairs, maintenance and replacement, and similar items ordered and delivered in the ordinary course of business, except to the extent that any of the foregoing involves contracts for significant goods or services to be provided on an ongoing basis). To Seller's knowledge, Seller has performed all of its obligations thereunder in all material respects, and is not in default thereunder in any material respect. Subject to the provisions of Section 2.6, all Service Contracts shall be terminated as of the Closing except for those Service Contracts that Buyer agrees to assume in its discretion.

(f)
Violations. Except as otherwise provided herein or in documents provided to the Buyer, to Seller's actual knowledge, Seller has received no written notice that the use and operation of the Property is not in full compliance with applicable building codes, zoning and land use laws, and other applicable local, state and federal laws and regulations, and, except as otherwise provided to the Buyer, Seller has not received prior to the Effective Date any written notification from any governmental or public authority (i) that the Property is in violation of any applicable fire, health, building, use, occupancy or zoning laws where such violation remains outstanding and, if unaddressed, would have a material adverse effect on the use of the Property as currently owned and operated, or (ii) that any work is required to be done upon or in connection with the Property, where such work remains outstanding and, if unaddressed, would have a material adverse effect on the use of the Property as currently owned and operated.

(g)
Taxes. To Seller's best knowledge, all federal, state and local employment taxes, payroll taxes, excise taxes, occupancy or entertainment taxes, ad valorem taxes, sales or use taxes and real property (including secured personal property) taxes and assessments due and payable as of the date of this Agreement in connection with the ownership or operation of the Hotel have been paid. All such taxes due and payable as of the date of Closing will be timely paid by Seller. Seller has received no written notice of threatened or pending special assessments or reassessments of the Property. To Seller’s best knowledge, no property tax appeals related to the Property are pending or currently in process.

(h)
Insurance. Seller has not received prior to the Effective Date any written notice from any insurance company or board of fire underwriters of any defects or inadequacies in or on the Property or any part or component thereof that would materially and adversely affect the insurability of the Property or cause any material increase in the premiums for insurance for the Property that have not been cured or repaired. Seller shall provide Buyer within ten (10) days after the Effective Date certificates of insurance for all liability insurance policies in existence from the Seller with respect to the Property. The insurance certificates shall provide evidence that the coverage is through the date of Closing.

(i)
Environmental Matters. Except as set forth in any environmental assessment reports in Seller's possession and delivered or made available to Buyer or any matter discovered by Buyer and/or its consultants, including matters discovered prior to the date hereof, Seller has received no written notification that any governmental or quasi-governmental authority has determined that there are any violations of, or remediation obligations under any, environmental statutes, ordinances or regulations affecting the Property. To the best of Seller’s knowledge, Seller has not released any hazardous substance at the Property. Notwithstanding the foregoing, and as previously disclosed to Buyer, Seller has received notice from applicable governmental authorities that a portion of the Property may have been previously contaminated and Buyer acknowledges the disclosure by Seller of the foregoing, and further acknowledges that the Property is being sold "as is" with no undertaking by Seller to do further investigation or remediation. Seller has delivered to Buyer and Buyer acknowledges receipt of all environmental assessment reports and documents in Seller’s possession relating to the location of certain hazardous substances on the Property as more particularly described therein.

(j)
Labor Matters. Neither Seller nor Manager is a party to any union or other collective bargaining agreement with employees employed in connection with the ownership, operation or maintenance of the Property. All labor and materials which have been or will be furnished to the Property have been fully paid for or will be fully paid for prior to the Closing so that no lien for labor or materials rendered can be asserted against the Property.

(k)
Financial Information. To Seller's knowledge, all of Seller's financial information and tax information delivered or made available to Buyer ("Financial Information") is correct and complete in all material respects and presents accurately the results of the operations of the Property for the periods indicated. Since the date of the last financial statement included in Seller's Financial Information and the date that information was provided by Seller with respect to taxes, there has been no material adverse change in the financial condition or in the operations of the Property.

(l)	Wells. Other than certain monitoring wells relating to the environmental remediation, Seller represents, to the best of Seller’s actual knowledge, that there are no wells located at the Property.

(m)	Storage Tanks. Seller represents that, to the best of Seller’s actual knowledge, there are no underground or above ground storage tanks of any size or type located on the Property.

(n)	Methamphetamine Production. To the best of Seller’s knowledge, methamphetamine production has not occurred on the Property.

(o)
Encumbrances. Except as set forth in the Title Commitment, the Survey or as otherwise disclosed by Buyer to Seller, to Seller’s actual knowledge, the Property is not subject to any covenants, restrictions or easements contained in any document, whether recorded or unrecorded, that affect the use of the Property or the construction of improvements at the Property.

(p)
Exclusive Right to Purchase. Seller and its agents shall cease marketing the Property and shall not conduct any discussions or negotiations or respond in writing to any solicitations by third parties relating to the purchase of the Property during the term of this Agreement. Seller has not entered into any other contracts for the sale of the Property, nor has Seller granted any rights of first refusal or options to purchase the Property or any other rights to others that might prevent the consummation of this Agreement, and Seller will not enter into any such contracts relating to the sale of the Property with any other parties.

(q)
Personal Property. To Seller’s knowledge, the list of Personal Property set forth on Exhibit B contains a correct and complete list of personal property owned by Seller and located at or used in connection with the operation of the Hotel as of the Effective Date. Seller agrees not to transfer or remove any Personal Property from the Property after the Effective Date except for repair or replacement thereof. Any items of Personal Property replaced after the Effective Date shall be promptly installed prior to Closing and shall be of substantially similar quality to the item of Personal Property being replaced.

(r)	Management Agreement. Seller represents and warrants that the management agreement between the Seller and the Manager relating to the Property shall be terminated as of Closing.

(s)	Franchise Agreement. Seller represents and warrants that the franchise agreement between the Seller and the franchisor relating to the Property shall be terminated as of Closing.

5.2    Change in Representation/Waiver. Notwithstanding anything to the contrary contained herein, Buyer acknowledges that Buyer shall not be entitled to rely on any representation made by Seller in this Article V to the extent, prior to or at Closing, Buyer shall have or obtain actual knowledge of any information that was contradictory to such representation or warranty; provided, however, if Buyer determines prior to Closing that there is a material breach of any of the representations and warranties made by Seller above or learns of any pending legal proceedings or administrative actions or any violations of existing laws, ordinances, regulations and building, codes affecting the Property which would otherwise enable Buyer to terminate this Agreement in accordance with its terms, then Buyer may, at its option, by sending to Seller written notice of its election either (i) terminate this Agreement or (ii) waive such breach and/or conditions and proceed to Closing with no adjustment in the Purchase Price and Seller shall have no further liability as to such matter thereafter. In the event Buyer terminates this Agreement for the reasons set forth above, the entire Deposit (including both the First Deposit and Second Deposit, and whether or not the Inspection Period was extended) shall be immediately returned to Buyer and neither Buyer nor Seller shall thereafter have any other rights or remedies hereunder other than as specifically stated otherwise. In furtherance thereof, Seller shall have no liability with respect to any of the foregoing representations and warranties or any representations and warranties made in any other document executed and delivered by Seller to Buyer, to the extent that, prior to the Closing, Buyer discovers or learns of information (from whatever source, including, without limitation the Manager, as a result of Buyer’s due diligence tests, investigations and inspections of the Property, or disclosure by Seller or Seller’s agents and employees) that contradicts any such representations and warranties, or renders any such representations and warranties untrue or incorrect, and Buyer nevertheless consummates the transaction contemplated by this Agreement. If, after the Effective Date but prior to Closing, a material and adverse change occurs to any of the above representations or warranties that is not caused by Seller so that such is no longer accurate or true and constitutes a breach by Seller, the party obtaining knowledge of such change shall promptly notify the other party in writing of the change. Under said circumstances, and in the event that such change in the representation or warranty is not caused by the intentional or grossly negligent acts of Seller and is material and adverse to Buyer, Seller shall have at least five (5) business days to cure after notice from Buyer. In the event the Seller is unwilling or unable to cure, then Buyer, as its sole remedy, may terminate this Agreement without further liability by giving written notice to Seller, in which event the entire Deposit (including both the First Deposit and Second Deposit, and whether or not the Inspection Period was extended) shall be returned to Buyer. Notwithstanding anything to the contrary contained in this Agreement, Seller shall have no liability for any change caused by Buyer to any of the above representations or warranties, and Buyer shall have no right to terminate this Agreement because of such change.

5.3    Covenants of Seller. Seller hereby covenants with Buyer as follows:

(a)
From the Effective Date hereof until the Closing or earlier termination of this Agreement, Seller shall use reasonable efforts to cause Manager to operate and maintain the Property in a manner generally consistent with the manner in which it has been operated and maintained prior to the date hereof.

(b)
A copy of any modification of the Leases which Seller wishes to execute between the Effective Date and the date of Closing will be submitted to Buyer for its approval prior to execution by Seller. Buyer agrees to notify Seller in writing within ten (10) business days after its receipt thereof of either its approval or disapproval, including all tenant inducement costs and leasing commissions to be incurred in connection therewith. In the event Buyer informs Seller that Buyer does not approve such modification of the Leases, which approval shall not be unreasonably withheld, Seller shall not enter into such agreement. In the event Buyer fails to notify Seller in writing of its approval or disapproval within ten (10) business days, such failure shall be deemed the approval by Buyer.

(c)
Seller and Manager shall have the right to make and accept reservations for use of the Hotel's rooms, banquet and restaurant facilities and meeting and convention facilities (and accept cancellations of such Reservations) in the ordinary course of business at Seller's customary rates and charges and Buyer agrees to honor and assume all such Reservations following Closing.

(d)
After the expiration of the Inspection Period, without the consent of Buyer (which shall not be unreasonably withheld or delayed), Seller shall not enter into any Service Contracts which are not terminable by Closing or which are not terminable with thirty (30) day notice.

(e)	Seller shall not release or modify any warranties and guaranties, if any, except with the prior written consent of Buyer.

(f)	Seller shall cause to be paid prior to delinquency all ad valorem, occupancy and sales taxes due and payable with respect to the Property or the operation of the Hotel.

(g)
In addition to the Due Diligence Documents already provided to Buyer as set forth in Section 3.1, if not already provided to Buyer, Seller shall deliver to Buyer, or make available at the Property, at Seller’s sole discretion, within five (5) days after the Effective Date, copies of all of the following relating to or affecting the Property which Seller has access to or are in Seller’s possession or control: soil and environmental reports and tests, including any existing Phase 1 Environmental Site Assessment; engineering reports; any other property condition reports (whether land, building or equipment), including roof and structural reports, HVAC and building system reports; inspection notices, reports and results; surveys; site plans; title work; architectural and engineering plans and drawings; property tax and special assessment bills together with any notices concerning assessment, valuation or property tax or special assessment; certificates of occupancy; building permits; agreements with any governmental authority; notices of violation from and other correspondences with governmental authority (including correspondences with the MPCA); governmental authority and third party consultants responses and conclusions with respect to review of the Property; and correspondences and other pertinent documents, notices and items relating to or affecting the Property.

(h)
If not already provided to Buyer, Seller shall also deliver to Buyer, or make available to Buyer at the Property, at Seller’s sole discretion, within five (5) days after the Effective Date, correct and complete copies of all Service Contract and other existing agreements or contracts related to or affecting the Property which Seller has access to or are in Seller’s possession or control, including, but not limited to: any easements, licenses, covenants and use restrictions; any warranties for equipment or improvements; and any maintenance, management and service contracts, whether or not being assumed by Buyer.

(i)
The obligation of Seller to provide the above referenced items is ongoing through Closing in the event that Seller gains access to, or possession or control of, any additional or updated above referenced items after the Effective Date. Seller shall, at no cost, expense or liability to Seller, cooperate in all reasonable respects with Buyer’s due diligence efforts. Seller shall not be entitled to any compensation in connection with such cooperation.

(j)
Seller shall at its own cost and expense operate, lease and maintain the Property in the same manner as it has been operated and maintained heretofore, free from waste and neglect, reasonable wear and tear excepted.

(k)
Seller shall, at no cost, expense or liability to Seller, cooperate in all reasonable respects and in good faith with Buyer in obtaining governmental and third party approvals, consents and agreements, and shall execute such applications, permits, agreements and other documents as may be reasonably required by Buyer, provided that such items may be effective as of the Closing. Seller shall not be entitled to any compensation or reimbursement of costs in connection with such cooperation.

5.4    Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller:

(a)
Buyer has the full right, power and authority to purchase the Property as provided in this Agreement and to carry out Buyer's obligations hereunder, and all requisite action necessary to authorize Buyer to enter into this Agreement and to carry out its obligations hereunder have been, or by the Closing will have been, taken. The person signing this Agreement on behalf of Buyer is authorized to do so. The execution and delivery of, and the performance by Buyer of its obligations under this Agreement do not, and will not contravene, or constitute a default under, any provision of applicable law or regulation or any agreement, judgment, injunction, order, decree or other instrument binding upon Buyer, or result in the creation of any lien or other encumbrance on any asset of Buyer. Buyer has not applied for or consented to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, admitted in writing its inability to pay its debts as they become due, made a general assignment for the benefit of its creditors, filed a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), been adjudicated a bankrupt or insolvent, failed to controvert in a timely and appropriate manner, or acquiesced in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or taken any corporate or partnership action for the purpose of effecting any of the foregoing.

(b)
There is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending, or to Buyer's knowledge, threatened against Buyer which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

(c)
Buyer has funds available to it (including cash, other liquid assets and debt available for the within transaction) sufficient to pay the Purchase Price and otherwise fulfill Buyer's obligations under this Agreement.

(d)
The execution, delivery and performance by Buyer of this Agreement will not (i) conflict with, or result in any breach or violation of or default (or give rise to any right of termination, cancellation or acceleration) under any note, bond, indenture, lease, license, permit, agreement or other instrument or obligation to which Buyer is a party or by which it is or may be bound, or (ii) violate any law, order, rule, regulation, judgment, order, decree, writ or injunction applicable to Buyer.

(e)
Buyer acknowledges that the Property has been entered into the Voluntary Investigative and Cleanup (VIC) Program (the “VIC Program”) administered by the Minnesota Pollution and Control Agency (“MPCA”) and that Seller is currently undergoing remediation efforts in accordance with the recommendations of MPCA and that all undertakings by Seller to do further investigation or remediation shall cease as of the Closing Date and Buyer shall waive any claim against Seller arising from the presence of hazardous substances identified under the VIC Program on the Property. In addition, Buyer acknowledges that the Buyer and/or its consultants may have discovered the presence of certain additional hazardous substances, including petroleum, prior to the Effective Date, and that all Seller shall take no action with respect to such matter and notwithstanding any other provision to the contrary contained in this Agreement, Buyer shall waive any claim against Seller arising from the presence of any hazardous substances on the Property.

5.5    Covenants of Buyer. Buyer hereby covenants with Seller that Buyer shall, in connection with its investigation of the Property during the Inspection Period and subject to Seller's consent to any invasive testing (not to be unreasonably withheld), inspect the Property for the presence of hazardous substances, and shall furnish to Seller copies of any reports received by Buyer in connection with any such inspection. Buyer shall also furnish to Seller copies of any other reports received by Buyer relating to any other inspections of the Property conducted on Buyer's behalf, if any (including, specifically, without limitation, any reports analyzing compliance of the Property with the provisions of the Americans with Disabilities Act (42 U.S.C. 12101, et seq., if applicable). These obligations of Buyer shall not be construed to require Buyer to perform any removal or remediation of any hazardous substances revealed by Buyer’s actions. Seller agrees to hold Buyer harmless from all claims, costs or damages, including reasonable attorneys’ fees, for damages resulting from Buyer’s reporting of any hazardous substances revealed by Buyer’s actions under this Section 5.6. These obligations shall survive Closing or any termination of this Agreement.
ARTICLE VI
DEFAULT

6.1    Default. Buyer or Seller shall be in default under this Agreement if either fails to observe, perform or comply with any material term, condition or obligation of this Agreement and such failure continues for a period of ten (10) days after written notice of the failure from the other party.

6.2    Seller’s Remedies. IF THE SALE IS NOT CONSUMMATED DUE TO ANY DEFAULT BY BUYER HEREUNDER, THEN SELLER’S SOLE AND EXCLUSIVE REMEDY SHALL BE TO TERMINATE THIS AGREEMENT AND RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES. THE

PARTIES HAVE AGREED THAT SELLER's ACTUAL DAMAGES, IN THE EVENT OF A FAILURE TO CONSUMMATE THIS SALE DUE TO BUYER's DEFAULT, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN SUCH EVENT. BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION. THE FOREGOING IS NOT INTENDED TO LIMIT BUYER's INDEMNITY OBLIGATIONS UNDER OTHER SECTIONS HEREOF. The rights and remedies of this Section 6.2 shall survive Closing or any termination of this Agreement.

6.3    Buyer’s Remedies. If the Closing has not occurred due to a breach by Seller in any material respect any of its obligations or representations or warranties contained in this Agreement, or if Seller fails to consummate this Agreement for any reason other than Buyer's default or the permitted termination of this Agreement by Seller or Buyer as herein expressly provided, Buyer shall be entitled, as its sole remedy, either (a) to terminate this Agreement and receive the return of the entire Deposit (including both the First Deposit and Second Deposit, and whether or not the Inspection Period was extended), which return shall operate to terminate this Agreement and release Seller from any and all liability hereunder, or (b) to enforce specific performance of Seller's obligation to execute the documents required to convey the Property to Buyer, it being understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder. Buyer shall be deemed to have elected to terminate this Agreement (as provided in subsection (a) above) if Buyer fails to file a cause of action for specific performance against Seller on or before ninety (90) days after written notice of termination from Seller or ninety (90) days after the originally scheduled Closing Date, whichever shall occur first. If specific performance is not available due to the fact that Seller has conveyed the Property to a third party, then upon termination of this Agreement by Buyer, in addition to receiving the immediate return of the Deposit, anything in the Agreement contained to the contrary notwithstanding, Buyer shall also receive from Seller, upon demand, Buyer’s actual, documented out-of-pocket costs and expenses associated with conducting its due diligence related to the Property; provided, however, Seller’s maximum reimbursement liability with respect to the foregoing shall not exceed $300,000.00.
The rights and remedies of this Article VI shall survive Closing or any termination of this Agreement. THE FOREGOING REMEDIES ARE IN ADDITION TO AND ARE NOT INTENDED TO LIMIT SELLER'S OR BUYER’S INDEMNITY OBLIGATIONS UNDER OTHER SECTIONS HEREOF.
ARTICLE VII
RISK OF LOSS

7.1    Minor Damage. In the event of loss or damage to the Property or any portion thereof which is not "major" (as hereinafter defined), this Agreement shall remain in full force and effect provided Seller performs any necessary repairs or, at Seller's option, assigns to Buyer all of Seller's right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies relating to the premises in question. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly to a condition similar to that which existed prior to such damage, and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs, but not to exceed fifteen (15) days. If Seller elects to assign a casualty claim to Buyer, the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller's insurance policy and the costs to repair any uninsured or uncompensated damage. Upon Closing, full risk of loss with respect to the Property shall pass to Buyer.

7.2    Major Damage. In the event of a "major" loss or damage, either Seller or Buyer may terminate this Agreement by written notice to the other party, in which event the entire Deposit (including both the First Deposit and Second Deposit, and whether or not the Inspection Period was extended) shall be returned to Buyer. If neither Seller nor Buyer elects to terminate this Agreement within twenty (20) days after Seller sends Buyer written notice of the occurrence of major loss or damage, then Seller and Buyer shall be deemed to have elected to proceed with Closing, in which event Seller shall, at Seller's option, either (a) perform any necessary repairs to a condition similar to that which existed prior to such damage, or (b) assign to Buyer all of Seller's right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs, but not to exceed fifteen (15) days. If Seller elects to assign a casualty claim to Buyer, the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller's insurance policy and the costs to repair any uninsured or uncompensated damage. Upon Closing, full risk of loss with respect to the Property shall pass to Buyer.

7.3    Definition of "Major" Loss or Damage. For purposes of Sections 7.1 and 7.2, "major" loss or damage refers to the following: (i) loss or damage to the Property or any portion thereof such that the cost of repairing or restoring the premises in question to a condition substantially identical to that of the premises in question prior to the event of damage would be, in the opinion of an architect selected by Seller and reasonably approved by Buyer, equal to or greater than $200,000.00, or (ii) any loss due to a condemnation which permanently and materially impairs the current use of the Property. If Buyer does not give notice to Seller of Buyer's reasons for disapproving an architect within five (5) business days after receipt of notice of the proposed architect, Buyer shall be deemed to have approved the architect selected by Seller.

7.4    Condemnation. If, subsequent to the expiration of the Inspection Period and prior to the Closing Date, any proceeding, judicial, administrative or otherwise, which relates to the proposed taking of all or any substantial portion of the Property by condemnation or eminent domain or like action, or the taking or closing of any right of access to the Property, is commenced, Seller shall promptly furnish Buyer written notification of any such proceedings after Seller’s receipt of any such notification. Buyer shall have the right and option to terminate this Agreement by giving Seller written notice to such effect within twenty (20) days after receipt of notification from Seller of any such occurrence or occurrences. Failure to notify Seller within such time of Buyer’s election to terminate this Agreement shall be deemed to be an election to proceed to close the transaction. Should Buyer elect to terminate this Agreement under this Section 7.4, the entire Deposit (including both the First Deposit and Second Deposit, and whether or not the Inspection Period was extended) shall be returned forthwith to Buyer, and thereupon the parties hereto shall be released from any further obligation except as expressly set forth in this Agreement.

ARTICLE VIII
COMMISSIONS

Seller represents and warrants to the Buyer that it has not dealt with any person or entity entitled to a brokerage commission, finder's fee or other compensation with respect to the transaction contemplated hereby other than Marcus & Millichap (the “Seller’s Agency”). Buyer represents and warrants to the Seller that it has not dealt with any person or entity entitled to a brokerage commission, finder's fee or other compensation with respect to the transaction contemplated hereby other than Marcus & Millichap and

Strategic Management/Wakota Commercial Advisors (collectively, “Buyer’s Agency”). The responsibility for payment of the compensation owed to Seller’s Agency and Buyer’s Agency (the “Commission”) shall be the sole responsibility of Seller. The Commission shall be split 50/50 between the Seller’s Agency and the Buyer’s Agency; provided, however, the portion of the Commission payable to Buyer’s Agency shall not be less than two percent (2%) of the gross Purchase Price. The Seller’s Agency and the Buyer’s Agency shall be paid only upon the Closing of the purchase and sale contemplated hereby pursuant to a separate agreement. Buyer hereby agrees to indemnify, defend, and hold Seller harmless from and against any losses, damages, costs and expenses (including, but not limited to, attorneys' fees and costs) incurred by Seller by reason of any breach or inaccuracy of the Buyer’s ( or its nominee's) representations and warranties contained in this Article VIII. Seller hereby agrees to indemnify, defend, and hold Buyer harmless from and against any losses, damages, costs and expenses (including, but not limited to, attorneys' fees and costs) incurred by Buyer by reason of any breach or inaccuracy of Seller's representations and warranties contained in this Article VIII. Seller and Buyer agree that it is their specific intent that no broker shall be a party to or a third party beneficiary of this Agreement or the Deposit, that no broker shall have any rights or cause of action hereunder, and further that the consent of a broker shall not be necessary to any agreement, amendment, or document with respect to the transaction contemplated by this Agreement. The provisions of this Article VIII shall survive the Closing and/or termination of this Agreement.

ARTICLE IX
DISCLAIMERS AND WAIVERS

9.1    No Reliance on Documents. Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller or its agents to Buyer in connection with the transaction contemplated hereby. Buyer acknowledges and agrees that all materials, data and information delivered by Seller to Buyer in connection with the transaction contemplated hereby are provided to Buyer as a convenience only and that any reliance on or use of such materials, data or information by Buyer shall be at the sole risk of Buyer, except as otherwise expressly stated herein. Without limiting the generality of the foregoing provisions, Buyer acknowledges and agrees that (a) any environmental or other report with respect to the Property which is delivered by Seller to Buyer shall be for general informational purposes only, (b) Buyer shall not have any right to rely on any such report delivered by Seller to Buyer, but rather will rely on its own inspections and investigations of the Property and any reports commissioned by Buyer with respect thereto, and (c) neither Seller, any affiliate of Seller nor the person or entity which prepared any such report delivered by Seller to Buyer shall have any liability to Buyer for any inaccuracy in or omission from any such report or in verbal communication.

9.2    Disclaimers. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER's LIMITED WARRANTY OF TITLE TO BE SET FORTH IN THE DEED), ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE PROPERTY DOCUMENTS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO BUYER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS, WITH

ALL FAULTS", EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT. BUYER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESSED OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. BUYER REPRESENTS TO SELLER THAT BUYER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS BUYER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT, UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER's INVESTIGATIONS, AND EXCEPT PURSUANT TO THIS AGREEMENT BUYER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER's OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH BUYER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER's OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY. BUYER AGREES THAT SHOULD ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON THE PROPERTY BE REQUIRED AFTER THE DATE OF CLOSING, SUCH CLEAN-UP, REMOVAL OR REMEDIATION SHALL BE THE RESPONSIBILITY OF AND SHALL BE PERFORMED AT THE SOLE COST AND EXPENSE OF BUYER AND SELLER SHALL NOT BE LIABLE TO BUYER FOR SUCH CLEAN-UP, REMOVAL OR REMEDIATION. AS PART OF THE PROVISIONS OF THIS SECTION 9.2, BUT NOT AS A LIMITATION THEREON, BUYER HEREBY AGREES, REPRESENTS AND WARRANTS THAT THE MATTERS RELEASED HEREIN ARE NOT LIMITED TO MATTERS WHICH ARE KNOWN OR DISCLOSED, AND BUYER HEREBY WAIVES ANY AND ALL RIGHTS AND BENEFITS WHICH IT NOW HAS, OR IN THE FUTURE MAY HAVE CONFERRED UPON IT, BY VIRTUE OF THE PROVISIONS OF FEDERAL, STATE OR LOCAL LAW, RULES OF REGULATIONS.

ARTICLE X

ESCROW PROVISIONS

10.1    The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be liable in its capacity as escrow agent to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this Agreement or involving gross negligence. The Escrow Agent shall be responsible only for the safekeeping of the Deposit and shall not be responsible for the resolution of any questions of fact or law.

10.2    The Escrow Agent is authorized to act upon any document believed by it to be genuine and to be signed by the person purported to have signed it and will incur no liability in so acting. The Escrow Agent shall not be bound by any waiver, modification, amendment, termination or revision of this Agreement unless delivered in writing to the Escrow Agent and, if the duties of the Escrow Agent are affected, unless it shall have given its prior written consent. The Escrow Agent may cease to serve at any time without incurring any liability hereunder.

10.3    In the event that the Escrow Agent designated herein is for any reason unable or unwilling to serve or to continue to serve as escrow agent, Buyer and Seller shall appoint a new escrow agent. If for any reason Buyer fails to designate a new escrow agent within five (5) business days after notice by the Escrow Agent of its resignation, the Escrow Agent shall be free to resign and to pick a substitute escrow agent of its choice (in its sole discretion), provided that such new escrow agent shall be a title insurance company or agency authorized to do business in Minnesota. The new escrow agent shall have all of the rights and perform all of the duties and obligations of the Escrow Agent as set forth in this Agreement, provided that no person shall serve as escrow agent unless he has executed a consent to abide by the terms of this Agreement.

10.4    If Buyer or Seller asserts any claim against the Escrow Agent concerning the Deposit, then the party asserting such claim (and its respective principals) shall indemnify and hold harmless the Escrow Agent for its costs in connection therewith if the Escrow Agent successfully defends such claim.

10.5    Escrow Agent is executing Exhibit L this Agreement to acknowledge receipt of the First Deposit and Escrow Agent’s responsibilities hereunder. Any amendment to this Agreement that is not signed by Escrow Agent shall be effective as to the parties thereto, but shall not be binding on Escrow Agent. Escrow Agent shall accept the First Deposit and the Second Deposit with the understanding of the parties that Escrow Agent is not a party to this Agreement except to the extent of its specific responsibilities hereunder, and does not assume or have any liability of the performance or non-performance of Buyer or Seller hereunder to either of them.

ARTICLE XI
MISCELLANEOUS

11.1    Confidentiality. Intentionally omitted.

11.2    Survival. All of the terms of this Agreement, including, without limitation, the representations and warranties contained in Article 5 and the indemnification provisions contained in Article 12, shall survive and be enforceable for a period of one (1) year after the Closing and delivery of the deed; provided, however, that any action, suit or proceeding with respect to the terms of this Agreement shall be commenced, if at all, on or before the date which is one (1) year after the date of the Closing and, if not commenced on or before such date, thereafter such terms of this Agreement shall be void and of no force or effect.

11.3    Assignment. Buyer may not assign its rights under this Agreement without first obtaining Seller's written approval, which approval may be given or withheld in Seller's sole discretion, except that Buyer may assign all or any portion of its rights hereunder at Closing to one or more Affiliates (as hereinafter defined) of Buyer or an entity in which the majority of interests are owned by Buyer without the consent of Seller, however, any such assignment shall not relieve Buyer of its obligations under this Agreement. For purposes hereof, any entity in which Buyer or any entity controlling, controlled by, or under common control with Buyer shall be deemed an “Affiliate.”

11.4    Notices. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, or (b) nationally recognized overnight delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) email transmission sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of email transmission, as of the date of the email transmission. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

If to Seller:	CRI Hotel Income of Minnesota, LLC c/o C.R.I., Inc. 11200 Rockville Pike, Suite 300 Rockville, MD 20852 Attention: Michael F. Murphy Telephone: 301.231.0221 Email: mmurphy@crimail.com; meck@crimail.com

If to Buyer:	United Properties Investment LLC 3600 American Blvd. W., Suite 750 Minneapolis, Minnesota 55431 Attention: Brandon Champeau Telephone: 952) 837-8653
Email: bchampeau@uproperties.com

With a copy to:    Fafinski Mark & Johnson, P.A.
Attn: Greg Brenny
775 Prairie Center Drive, Suite 400
Eden Prairie, Minnesota 55344
Email: greg.brenny@fmjlaw.comPhone: (952) 995-9500

11.5    Binding Effect. This Agreement shall not be binding in any way upon Seller unless and until Seller shall execute and deliver the same to Buyer.

11.6    Modifications. This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

11.7    Calculation of Time Periods. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the State in which the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday. The final day of any such period shall be deemed to end at 5 p.m., local time at the Property.

11.8    Successors and Assigns. The terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto.

11.9    Entire Agreement. This Agreement, including the Exhibits, contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.

11.10    Further Assurances. Each party agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement. Without limiting the generality of the foregoing, Buyer shall, if requested by Seller, execute acknowledgments of receipt with respect to any materials delivered by Seller to Buyer with respect to the Property. The provisions of this Section 11.10 shall survive Closing.

11.11     Counterparts; Signatures. This Agreement may be executed in any number of counterparts by original, facsimile or email signature.  All executed counterparts shall constitute one Agreement not withstanding that all signatories are not signatories to the original or the same counterpart.

11.12    Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

11.13    Applicable Law. THIS AGREEMENT IS PERFORMABLE IN THE STATE IN WHICH THE PROPERTY IS LOCATED AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF SUCH STATE. SELLER AND BUYER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE IN WHICH THE PROPERTY IS LOCATED IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN THE STATE IN WHICH THE PROPERTY IS LOCATED. BUYER AND SELLER AGREE THAT THE PROVISIONS OF THIS SECTION 11.13 SHALL SURVIVE THE CLOSING OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

11.14    No Third Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Buyer only and are not for the benefit of any third party (including, without limitation, Title Company and Broker), and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

11.15    Exhibits. The exhibits, which are attached to this Agreement, are incorporated in and shall be deemed to be an integral part of this Agreement.

11.16    Captions. References in this Agreement to "Section" are to the numbered Sections herein. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

11.17    Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

11.18    Termination of Agreement. It is understood and agreed that if either Buyer or Seller terminates this Agreement pursuant to a right of termination granted hereunder, such termination shall operate to relieve Seller and Buyer from all obligations under this Agreement, except for such obligations as are specifically stated herein to survive the termination of this Agreement. In the event this Agreement is terminated or Buyer fails to perform hereunder, Buyer shall promptly return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated herein.

11.19    No Personal Liability. No member or manager of Seller, no officer, director or partner of a member or manager of Seller, no disclosed or undisclosed principal of Seller and no person in any way affiliated with Seller shall have any personal liability with respect to this Agreement, any instrument delivered by Seller at the Closing or the transaction contemplated hereby, nor shall the property of any such person or entity be subject to attachment, levy, execution or other judicial process. No member or manager of Buyer, no officer, director or partner of a member or manager of Buyer, no disclosed or undisclosed principal of Buyer and no person in any way affiliated with Buyer shall have any personal liability with respect to this Agreement, any instrument delivered by Buyer at the Closing or the transaction contemplated hereby, nor shall the property of any such person or entity be subject to attachment, levy, execution or other judicial process.

11.20    Agreement Not to Market.  Seller agrees that after the execution of this Agreement and prior to termination or settlement hereunder, Seller shall take the Property off the market and not solicit or accept any offers nor engage in any discussions concerning the sale of the Property other than the transaction contemplated herein.

11.21    Attorneys’ Fees and Costs. Buyer and Seller will pay their own attorneys’ fees for the transaction contemplated by this Agreement, except as follows. In the event of litigation arising out of breach or claimed breach of this Agreement, the prevailing party shall be entitled to recover from the other party all costs and expenses incurred as a result, including attorneys’ fees and costs.

ARTICLE XII
INDEMNIFICATION

12.1    By Seller. In the event the Closing has occurred, except as otherwise expressly set forth in this Agreement, Seller hereby agrees to indemnify and hold harmless Buyer and its successors or assigns from and against any and all actual (but not consequential) liabilities, claims, actions, suits, proceedings, damages, costs and expenses (including, without limitation, reasonable attorney’s fees, expenses and court costs) arising from or relating to:

(a)    Seller’s actions or the obligations of Seller related to the Property accruing prior to the Closing Date;
(b)    Seller’s operation of the Hotel prior to the Closing Date;
(c)    the breach or inaccuracy of any warranty or representation by Seller herein or any misstatement of a fact or facts herein made by Seller;
(d)    the failure of Seller to state or disclose a material fact herein necessary in order to make the facts herein stated or disclosed not misleading;
(e)    any failure of Seller to perform or observe any term, provision, covenant or condition hereunder to be performed or observed; or
(f)    any act performed, transaction entered into, or state of facts suffered to exist by Seller in violation of the terms of this Agreement.

Notwithstanding the foregoing, Seller shall not be required to indemnify the Buyer where this Agreement provides otherwise. In addition, and notwithstanding any other provision to the contrary contained herein, Seller’s maximum aggregate liability for any matter under this Agreement shall be limited to the $300,000 deposited as Escrow Cash into the Escrow Account by Seller, except for the below exception.

Notwithstanding the $300,000 maximum Seller aggregate liability limitation, in the event Seller receives insurance proceeds relating to any claim by Buyer that exceeds $300,000 hereunder and Seller’s insurance proceeds exceed $300,000 for such claim, Seller shall, in addition to agreeing to the delivery of the Escrow Cash under the Escrow Agreement, remit the excess of the $300,000 in insurance proceeds actually received by Seller (net of any deductible) to the Buyer.

Subject to such limitation, Buyer’s claims hereunder are limited to actual, documented third party out-of-pocket costs or damages suffered by Buyer and not consequential, special or indirect damages.

12.2    By Buyer. In the event the Closing has occurred, except as otherwise expressly set forth in this Agreement, Buyer hereby agrees to indemnify and hold harmless Seller and its successors or assigns from and against any and all actual (but not consequential) liabilities, claims, actions, suits, proceedings, damages, costs and expenses (including, without limitation, reasonable attorney’s fees, expenses and court costs) arising from or relating to:

(a)    Buyer’s actions or the obligations of Buyer related to the Property accruing from and after the Closing;
(b)    Buyer’s operation of the Hotel on and after the Closing Date;
(c)    the breach or inaccuracy of any warranty or representation by the Buyer herein or any misstatement of a fact or facts herein made by the Buyer;
(d)    the failure by the Buyer to state or disclose a material fact herein necessary in order to make the facts herein stated or disclosed not misleading;
(e)    any failure of the Buyer to perform or observe any term, provision, covenant or condition hereunder to be performed or observed; or
(f)    any act performed, transaction entered into, or state of facts suffered to exist by the Buyer in violation of the terms of this Agreement

Notwithstanding the foregoing, Buyer shall not be required to indemnify the Seller where this Agreement provides otherwise. In addition, and notwithstanding any other provision to the contrary contained herein (except for the indemnity provided by Buyer in Section 3.1 which shall have no limitation), Buyer’s maximum aggregate liability for any matter under this Agreement shall be limited to $300,000, except for the following exception.

Notwithstanding the $300,000 maximum Buyer aggregate liability limitation, in the event Buyer receives insurance proceeds relating to any claim by Seller that exceeds $300,000 hereunder and Buyer’s insurance proceeds exceed $300,000 for such claim, Buyer shall, in addition to agreeing to the delivery of $300,000 under the Escrow Agreement, remit the excess of the $300,000 in insurance proceeds actually received by Buyer (net of any deductible) to the Seller.

12.3    General. The indemnification provided in this Article XII shall be the sole and exclusive remedy after the Closing Date for damages available to the parties to this Agreement for breach of any of the terms, conditions, covenants, representations or warranties contained herein or any right, claim or action arising from the transactions contemplated by this Agreement. Notwithstanding anything contained in this Agreement to the contrary, no party shall be liable to the other party for indirect, special, punitive, exemplary or consequential loss or damage arising out of this Agreement. In addition, any claim, action, suit or proceeding for indemnification under any other provision of the Agreement or the Escrow Agreement shall be commenced or, with respect to the Escrow Agreement, requested as more specifically provided in the Escrow Agreement, if at all, on or before the date which is one (1) year after the date of the Closing and, if not commenced or with respect to the Escrow Agreement, requested, as more specifically provided in the Escrow Agreement, by either party on or before such date, thereafter such indemnification shall be of no force or effect and the Escrow Cash shall be released to Seller in accordance with the Escrow Agreement.

[Signature page follows immediately]

 IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

SELLER:

CRI HOTEL INCOME OF MINNESOTA, LLC, a Delaware limited liability company

By:     CRI Hotel Income Partners, L. P., its sole member

By:     CRICO Hotel Associates I, L. P., its General Partner

                   By:     C.R.I., Inc., its General Partner

                             By:
Michael F. Murphy
Senior Vice President

BUYER:

UNITED PROPERTIES INVESTMENT LLC,
a Minnesota limited liability company

By:
Brandon Champeau
Assistant Vice President

By:
Name:
Title:

EXHIBIT A

Legal Description

Parcel 1:
Lot 1, Block 1, University Cricket Inn Addition, Hennepin County, Minnesota.
Abstract Property
Parcel 2:
Lot 2, Block 1, University Cricket Inn Addition, Hennepin County, Minnesota.
Abstract Property

EXHIBIT B

Personal Property Included in Sale

See List dated 7-17-13 Previously Provided to Buyer

EXHIBIT C

Lease Information

That certain Lease dated June 22, 2009, as assigned, by and between Assignor and Asian Mill, Inc.

That certain antenna lease dated May 21, 2013 by and between Assignor (or Assignor’s Manager) and Verizon (VAW) Wireless.

That certain Rooftop Lease with Option dated as of August 1, 2010 by and between Assignor and T-Mobile Central LLC.

That certain Vehicle Lease (Hotel Van).

EXHIBIT D

List of Service Contracts

Comcast Cable	Cable TV
ThyssenKrup/R&O	Elevator Service
Konica	Copier Maintenance
Konica	Copier Lease
Lodgenet	Movies
DeepBlue Wireless	Internet Service
Plunkett's	Pest Control
Capitol 2-Way	Van Radio
Aspen Waste	Trash/Recycling
Reliable Vending	Vending Machines
Nova Consulting Group, Inc.	Environmental Remediation

EXHIBIT E

Title Matters

1.	Real estate taxes, a lien not yet due and payable and all general and special assessments.

2.
Local, state and federal laws, ordinances or governmental regulations, including, but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property.

3.	Rights of parties in possession as tenants only pursuant to unrecorded leases.

4.	Easement for right of way as contained in Agreement for Easement recorded in Book 1235 of Deeds page 226 as Document No. 1618445.

5.	Easement for street purposes as set forth in Deed recorded in Book 167 of Deeds page 578.

EXHIBIT F

Form of Limited Warranty Deed

DEED TAX DUE: __________                DATE:

FOR VALUABLE CONSIDERATION, CRI HOTEL INCOME OF MINNESOTA, LLC, a Delaware limited liability company (“Grantor”), hereby conveys and quitclaims to ________________________, a ________________________(“Grantee”), real property in Hennepin County, Minnesota, legally described as follows:

See Exhibit A attached hereto and made a part hereof.

Check here if all or part of the described property is Registered (Torrens) ☑

together with all hereditaments and appurtenances belonging thereto. This Deed conveys after-acquired title. Grantor warrants that Grantor has not done or suffered anything to encumber the property, except:

See Exhibit B attached hereto and made a part hereof.

Check applicable box:

☐	The Seller certifies that the Seller does not know of any wells on the described property.

☐	A well disclosure certificate accompanies this document.

☐
I am familiar with the property described in this instrument and I certify that the status and number of wells on the described real property have not changed since the last previously filed well disclosure certificate.

[Signature Pages Follow]

CRI HOTEL INCOME OF MINNESOTA, LLC, a Delaware limited liability company

By:     CRI Hotel Income Partners, L. P., its sole member

By:     CRICO Hotel Associates I, L. P., its General Partner

                   By:     C.R.I., Inc., its General Partner

                             By:
Name:
                             Title:

STATE OF MARYLAND        )
) ss.
COUNTY OF    MONTGOMERY    )

This instrument was acknowledged before me on _________________, 20__, by ________________________, the ____________________ of C.R.I., Inc., the general partner of CRICO Hotel Associates I, L.P., the general partner of CRI Hotel Income Partners, L.P., the sole member of CRI Hotel Income of Minnesota, LLC, on behalf of the limited liability company.

(Seal, if any)                __________________________________
                            Notary Public

THIS INSTRUMENT WAS DRAFTED BY:            TAX STATEMENTS FOR THE REAL PROPERTY
DESCRIBED IN THIS INSTRUMENT SHOULD BE
SENT TO:

EXHIBIT A - LEGAL DESCRIPTION OF REAL PROPERTY

EXHIBIT B - PERMITTED ENCUMBRANCES

EXHIBIT G

Bill of Sale

BILL OF SALE, dated as of                 , 20__, by CRI Hotel Income of Minnesota, LLC, a Delaware limited liability company ("Grantor") to ____________________________________________("Grantee").

In consideration of Ten Dollars ($10.00) and other valuable consideration to Grantor in hand paid by Grantee, the receipt and sufficiency of which are hereby acknowledged, Grantor has sold, conveyed, transferred, assigned, and delivered, and by this Bill of Sale does sell, convey, transfer, assign and deliver to Grantee, its successors and assigns, forever, all of the right, title and interest of Grantor in and to all machinery, equipment, furnishings, and all other tangible personal property described in Exhibit A or otherwise owned by Grantor and situated on or upon or used in connection with the land described in Exhibit B attached hereto and made a part hereof, or any part thereof, (collectively, the "Personalty"), and Grantor warrants that the Personalty is owned by Grantor free of liens and encumbrances.

TO HAVE AND TO HOLD, unto Grantee, its successors and assigns, FOREVER, and Grantor warrants specially the Personalty granted hereby against any party claiming or to claim by, through or under Grantor.

1.    Grantor hereby covenants that, from time to time after the delivery of this instrument, at Grantee's request and without further consideration, Grantor will execute and deliver, or will cause to be executed and delivered, all further conveyances, transfers, assignments, and assurances as reasonably may be required to convey, transfer to and vest in Grantee any of the Personalty.

2.     Grantor hereby assigns, transfers and conveys to Grantee any and all rights it may have under any manufacturer’s or vendor’s warranties, guarantees, or contracts relating to the Personalty and agrees to execute any and all further documents as may be necessary now or in the future in order to transfer and convey such rights to Grantee.

3.    Grantee, by its acceptance of the Personalty conveyed hereby, acknowledges that such Personalty is being conveyed in its present "as is" condition and that Grantor makes no representation or warranty with respect to the physical condition of the Personalty, its merchantability or its fitness for a particular use.

IN WITNESS WHEREOF, Grantor and the Grantee have caused this Bill of Sale to be signed by their duly authorized representative as of the date first above written.

GRANTOR:

CRI HOTEL INCOME OF MINNESOTA, LLC, a Delaware limited liability company

By:     CRI Hotel Income Partners, L. P., its sole member

By:     CRICO Hotel Associates I, L. P., its General Partner

                   By:     C.R.I., Inc., its General Partner

                             By:
                   Name:
                             Title:

GRANTEE:

,

By:
Name:
Title:

EXHIBIT “A”
(List of Personal Property)

EXHIBIT “B”
(Legal Description)

EXHIBIT H

Assignment and Assumption of Service Contracts, Licenses
and Intellectual Property

As of _____________________, 20__, CRI HOTEL INCOME OF MINNESOTA, LLC, a Delaware limited liability company ("Assignor"), in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, paid by _______________________, a ________________ ("Assignee"), does hereby sell, convey and assign unto Assignee, its successors and assigns, all of the Assignor's right, title and interest in and to any and all:

1.	Service Contracts
All written agreements pertaining to the use and operation of the real property described in Exhibit A attached hereto and made a part hereof and the buildings or other structures located thereon (the "Property"), all to the extent assignable, other than insurance. A list of the Service Contracts is attached hereto as Exhibit D.

2.	Licenses
All transferable consents, authorizations, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality, including, without limitation, those with respect to use, utilities, building, fire, life safety, traffic and zoning (collectively, the “Licenses”).

3.	Intellectual Property
All of Seller's right, title and interest in and to all intangible personal property relating to ownership and operation of the Property and the goodwill pertaining thereto, to the extent assignable, but excluding the name "Days Inn" and all websites and domains used exclusively for the Hotel.

Assignee hereby assumes Assignor's right, title and interest under the Service Contracts, Lease, Licenses and Security Deposits, and agrees to keep, observe and perform all the terms, covenants and conditions contained therein and in this Assignment.

Assignee covenants to hold Assignor harmless from and indemnify Assignor for any claim, loss, damage, cost or expense (including reasonable attorneys' fees) that Assignor may incur from and after the date hereof as a result of the failure of Assignee to perform any of its obligations under the Service Contracts, Licenses and accruing from and after the date hereof.

Assignor covenants to hold Assignee harmless from and indemnify Assignee for any claim, loss, damage, cost or expense (including reasonable attorneys' fees) that Assignee may incur from and after the date hereof as a result of the failure of Assignor to perform any of its obligations under the Service Contracts, Lease, Licenses and Security Deposits accruing before the date hereof.

Assignor and Assignee each agree to execute and deliver to the other such further agreements and instruments as may be necessary or appropriate to effectuate this Assignment.

This Assignment may be executed in counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

EXECUTED by their duly authorized representatives on                 , 2013.

ASSIGNOR:

CRI HOTEL INCOME OF MINNESOTA, LLC, a Delaware limited liability company

By:     CRI Hotel Income Partners, L. P., its sole member

By:     CRICO Hotel Associates I, L. P., its General Partner

                   By:     C.R.I., Inc., its General Partner

                             By:
Name:
                             Title:

ASSIGNEE:

By:
Name:
Title:

EXHIBIT I

Notice Letter to Tenant

________________,

Dear Tenant:

We are pleased to advise you that the building in which your premises are located at _______________, ______________________ has been sold by CRI HOTEL INCOME OF MINNESOTA, LLC to ___________________ (the "Buyer") effective as of ____________,         . Your lease agreement has been assigned to and accepted by Buyer and Buyer has agreed to assume all responsibility for security deposits currently held under your lease.

All future correspondence relating to your tenancy, as well as rent checks and other charges, should be made payable and mailed to ___________ c/o ________.

The Buyer looks forward to working with you in the operation of this Property.

Very truly yours,

CRI HOTEL INCOME OF MINNESOTA, LLC, a Delaware limited liability company

By:     CRI Hotel Income Partners, L. P., its sole member

By:     CRICO Hotel Associates I, L. P., its General Partner

By:     C.R.I., Inc., its General Partner

                             By:
Name:
                             Title:

[BUYER]

,
a

By:
Title:

EXHIBIT J

FIRPTA Affidavit

RE:
Transfer from CRI Hotel Income of Minnesota, LLC (“Seller”), a Delaware limited liability company, to _____________________________________, of the improved real property known as the ___________________ and located in Minneapolis, Hennepin County, Minnesota.

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by Woodwinds, the undersigned hereby certifies the following on behalf of Woodwinds:

1. Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. Seller’s U.S. employer identification number is             ; and

3. Seller’s office address is c/o                                     .

Seller understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, we declare that we have examined this certification and to the best of our knowledge and belief it is true, correct, and complete, and we further declare that we have authority to sign this document on behalf of Seller.

Executed as of               , 20_.

CRI HOTEL INCOME OF MINNESOTA, LLC, a Delaware limited liability company

By:     CRI Hotel Income Partners, L. P., its sole member

By:     CRICO Hotel Associates I, L. P., its General Partner

                   By:     C.R.I., Inc., its General Partner

                                By:
Name:
                                Title:

EXHIBIT K

Form of Asian Mill Estoppel Certificate

TENANT ESTOPPEL CERTIFICATE

ASIAN MILL, INC. (the "Tenant") hereby certifies to CRI HOTEL INCOME OF MINNESOTA, LLC, a Delaware limited liability company (the "Owner") and _______________________, its successors or assigns ("Buyer") as follows:

1.Pursuant to that certain Lease dated ____________, 20____ (the "Lease") with Tenant, Tenant leases approximately ________________ square feet of space (the "Premises"). The Lease, as amended, modified and supplemented, is in full force and effect, and represents the entire agreement between Tenant and Landlord for the Property. There are no amendments, modifications or supplements to the Lease, whether oral or written, except as follows (include the date of each amendment, modification or supplement):                            . A true and correct copy of the Lease, as amended, modified and supplemented, is attached hereto as Exhibit A.

2.The term of the Lease began on             , 20___ and will end on     ________, 20___.

3.The Lease does/does not provide for an option to extend the term of the Lease for __ years. Except as expressly provided in the Lease, Tenant does not have any right or option to renew or extend the term of the Lease, to lease other space at the Property, nor any preferential right to purchase all or any part of the Premises or the Property.

4.Tenant has neither sent nor received any notice of default under the Lease which remains uncured except as follows:                                 .

5.Tenant is currently paying [Base Monthly] Rent under the Lease in the amount of $_________ and estimated monthly pass throughs in the amount of $________________.

6.Tenant has not prepaid any rent or other charge under the Lease to Owner other than the following:                                                 .

7.A cash security deposit in the amount of $             has been paid to Owner under the Lease, and Tenant has not given Owner any other security or similar deposit.

Dated this          day of ______________,         .

ASIAN MILL, INC.

By:

EXHIBIT L

Acknowledgement by Escrow Agent

The Escrow Agent hereby executes this Agreement for the sole purpose of acknowledging receipt of the Deposit and its responsibilities hereunder and to evidence its consent to serve as Escrow Agent in accordance with the terms of this Agreement.

FIRST AMERICAN TITLE INSURANCE COMPANY

By: __________________________
Name: _______________________
Title:

EXHIBIT M

Form of Escrow Agreement

This Escrow Agreement (“Agreement”) is made as of ______________________, by and between CRI HOTEL INCOME OF MINNESOTA, LLC, a Delaware limited liability company (“Seller”), and UNITED PROPERTIES INVESTMENT LLC, a Minnesota limited liability company (“Buyer”), and FIRST AMERICAN TITLE INSURANCE COMPANY (“Escrow Agent”).

RECITALS:

A.    Seller and Buyer have entered into a purchase and sale agreement dated __________, 2013 (“Purchase Agreement”) for a hotel facility and additional building, site improvements, land and certain other assets used in the operation of the hotel facility commonly known as the University Days Inn Minneapolis, and with street addresses of 2407 University Avenue SE, Minneapolis, MN and 2425 University Avenue SE, Minneapolis, MN, as further described in the Purchase Agreement (“Property”).

B.    The Deposit (as hereinafter defined) is being deposited by Seller at the closing under the Purchase Agreement from a portion of the purchase price to provide available funds in the event that Seller is required to pay certain indemnification obligations arising from or related to Sections 12.1(a) through (f) of the Purchase Agreement.

C.    The Deposit and disbursement of the Deposit shall be made in accordance with this Agreement and Sections 1.6 and Article 12 of the Purchase Agreement.

NOW, THEREFORE, In consideration of the foregoing recitals and the mutual agreements contained herein, Buyer, Seller and Escrow Agent agree as follows:

1.Incorporation of Recitals. The recitals are incorporated herein as if fully restated.

2.Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

3.Deposit. Simultaneously with Closing of the sale of the Property, Seller has deposited with the Escrow Agent the sum of three hundred thousand and no/100 dollars ($300,000.00) (“Deposit”). The Deposit may be paid from good funds from a portion of the purchase price paid at Closing by Buyer and shall be held and disbursed by Escrow Agent in accordance with the terms and conditions of this Agreement. The Deposit shall be deposited with the Minneapolis office of Escrow Agent.

4.Deposit Held in Trust. Escrow Agent hereby acknowledges receipt of the Deposit and agrees to hold and disburse the same only in accordance with this Agreement. The Deposit is to be held in trust by Escrow Agent in an interest bearing escrow account established by the Escrow Agent.

5.Procedure for Disbursement of the Deposit. Subject to the requirements and limitations contained in this Agreement, Buyer may withdraw from the Deposit an amount equal to pay certain indemnification obligations of the Seller arising from or related to Sections 12.1(a) through (f) of the Purchase Agreement, which sections are restated as follows:

(a)    Seller’s actions or the obligations of Seller related to the Property accruing prior to the Closing;
(b)    Seller’s operation of the hotel prior to the Closing Date;
(c)    the breach or inaccuracy of any warranty or representation by the Seller or any misstatement of a fact or facts made by the Seller under the Purchase Agreement;
(d)    the failure of the Seller to state or disclose a material fact under the Purchase Agreement necessary in order to make the facts therein stated or disclosed not misleading;
(e)    any failure of the Seller to perform or observe any term, provision, covenant or condition under the Purchase Agreement to be performed or observed; or
(f)    any act performed, transaction entered into, or state of facts suffered to exist by the Seller in violation of the terms of the Purchase Agreement.

Upon written request for disbursement from Buyer to Seller and Escrow Agent, together with copies of the actual third party out of pocket invoices or other evidence of the costs or damages incurred by Buyer for which Seller may be obligated to indemnify Buyer as provided above, periodic disbursements from the Deposit shall be made by Escrow Agent as provided herein. Buyer shall provide a written request for disbursement with the backup information required above simultaneously to Seller and Escrow Agent. No disbursement shall be made by the Escrow Agent until Seller has provided its written consent to the disbursement (which consent will not be withheld, conditioned or delayed unless Seller has a good-faith, reasonable objection to any Buyer claim under this section). Upon Seller’s approval of the disbursement, the Escrow Agent shall disburse either directly to the Buyer or a third party directed to be paid by Buyer, as applicable, that portion of the Deposit as specified in the invoice or evidence that has been approved by Seller. In the event that Seller has not provided (i) its written consent to the disbursement or (ii) a writing objecting to the Buyer’s requested disbursement, within ten (10) days after Buyer’s request for disbursement, and after Buyer has provided additional written notice to Seller of Seller’s failure and provided Seller with an additional five (5) business days to consent or object, then the Escrow Agent shall immediately release the requested disbursement as directed by Buyer. If objection to Buyer’s requested disbursement is made in writing by Seller within the aforesaid period, Escrow Agent shall not make any disbursement but instead shall retain the Deposit until instructed otherwise in writing jointly by Buyer and Seller, or, if appropriate, by the arbitrator in accordance with Section 8 hereof. The Escrow Agent shall be responsible only for the safekeeping of the Deposit and shall not be responsible for the resolution of any questions of fact or law.

6.Termination. The Escrow Agent will disburse to the Seller the Deposit or any funds remaining in the Escrow Agent’s account on the first anniversary of the date of Closing, unless (i) a claim, action, suit or proceeding for indemnification has been commenced in good faith by the Buyer and notice of this action or a request for disbursement has been provided by the Buyer to the Escrow Agent and Seller and (ii) after such action has been commenced or request for disbursement made, neither Seller nor Buyer has sent written notice to the other and Escrow Agent disputing the disbursement. Only the amount of any such disputed claim shall be withheld by the Escrow Agent and not disbursed by Escrow Agent to the Seller.

7.No Consequential Damages. Notwithstanding anything contained in this Agreement to the contrary, no part of the Deposit shall be used to indemnify indirect, special, punitive, exemplary or consequential loss or damages, and Seller’s liability under this Agreement shall be limited to the Deposit.

8.Arbitration. Any disputed claims regarding the Deposit or this Agreement shall be submitted to binding arbitration in accordance with the following. The submitting party may elect to submit the arbitration to the American Arbitration Association, or propose independent arbitrators. In the event that the parties are unable to agree upon an independent arbitrator, the dispute shall be submitted to the AAA. The AAA Commercial Arbitration Rules and Procedures shall govern any arbitration between the parties, including the rule pertaining to the designation of arbitration procedures for standard, expedited or large, complex commercial disputes consistent with the amount of claim or counterclaim, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall follow the law selected in this Agreement. The prevailing party in such binding arbitration shall be entitled to collect its attorney's fees and costs from the non-prevailing party, but the arbitrator shall have no authority to award punitive damages. Notwithstanding the foregoing, binding arbitration shall not be required, and the right of either party to apply to a court of competent jurisdiction shall remain, for a temporary restraining order, preliminary injunction or other equitable relief to preserve the status quo or prevent irreparable harm pending the selection and confirmation of the arbitrator(s). The arbitration shall take place in Minnesota or at such other place as may be mutually agreeable to the parties.

9.Books and Records. Escrow Agent shall keep and maintain, at all times, full, true and accurate books and records to reflect the investment and disbursements of the Deposit made under this Agreement. The Buyer and Seller shall have access to these records during normal business hours. A copy of the books and records shall be provided to Buyer and Seller upon disbursement of the Deposit.

10.Escrow Agent’s Liability. Escrow Agent’s responsibilities and obligations under this Agreement shall terminate upon disbursement of the entire Deposit without any further act of the parties to this Agreement. Buyer and Seller acknowledge that Escrow Agent is acting solely as an escrowee at their request and for their convenience, that Escrow Agent as such escrowee shall not be deemed to be the agent of either Buyer or Seller, and that Escrow Agent shall not be liable to either Buyer or Seller for any act or omission on its part with respect to the Deposit, if any, unless taken or suffered in bad faith, in willful disregard of this Agreement or involving gross negligence. Escrow Agent assumes no liability except that expressed in this Agreement and shall have no responsibility or liability to Buyer or Seller or their respective successors or assigns for any action taken by Escrow Agent in good faith upon receipt of any instrument or other writing believed by Escrow Agent to be genuine and believed to be properly signed and presented. Escrow Agent shall not be liable or responsible for the validity, enforceability or sufficiency of any documents furnished under this Agreement; nor shall Escrow Agent be responsible for any representation or statements of the parties, provided, however, that if Escrow Agent obtains actual knowledge of any misrepresentation in any documents furnished under this Agreement, it shall promptly notify the parties in writing. If any dispute arises with respect to the disbursement of the Deposit, Escrow Agent may, in its sole discretion, do one or more of the following: (a) perform its obligations in accordance with this Agreement; (b) continue to hold the Deposit until directed by written instructions from both the Buyer and Seller or a final judgment of a court with jurisdiction; or (c) commence an action in interpleader and in connection therewith remit the same to a court of competent jurisdiction pending resolution of such dispute. Buyer and Seller jointly and severally agree to indemnify and hold harmless Escrow Agent from any and all liabilities, claims, demands, causes of action, loss, cost or expense (including without limitation reasonable attorneys’ fees either paid to retained attorneys), either at law or in equity, which may arise out of or are in any way connected with Escrow Agent’s being a party to this Agreement or to its performance of its duties under this Agreement; provided, however, that Buyer and Seller do not assume liability for and shall not indemnify Escrow Agent in the event of the willful misconduct or gross negligence on the part of Escrow Agent.

11.Notice. Any notice, demand or request which may be permitted, required or desired to be given in connection with this Agreement shall be given in writing and directed to a party as the case may be, as follows:

If to Seller:        CRI Hotel Income of Minnesota, LLC
c/o C.R.I., Inc.

11200 Rockville Pike, Suite 300
Rockville, MD 20852
Attention: Michael F. Murphy
Telephone: 301.231.0221
Email: mmurphy@crimail.com; meck@crimail.com
If to Buyer:        United Properties Investment LLC
3600 American Blvd. W., Suite 750
Minneapolis, Minnesota 55431
Attention: Brandon Champeau
Telephone: (952) 837-8653
Email: bchampeau@uproperties.com
With a copy to:    Fafinski Mark & Johnson, P.A.
775 Prairie Center Drive, Suite 400
Eden Prairie, Minnesota 55344
Attn: Greg Brenny
Email: greg.brenny@fmjlaw.comPhone: (952) 995-9500

If to Escrow Agent:        First American Title Insurance Company
Attn: Escrow Department
National Commercial Services
801 Nicollet Mall
Suite 1900
Minneapolis, MN  55402
Attention:____________________________
Email:_______________________________
Phone: ____________
Any notice required or permitted pursuant to this Agreement shall be in writing and delivered by (a) personal delivery, (b) reputable overnight delivery service with proof of delivery, (c) United States mail, postage prepaid, either certified or first class mail, or (d) email or other electronic transmission. All notices shall be sent to a party at the address set forth above, or to such other address or person as the party shall have designated in writing. Notices shall be deemed given upon the earlier of the date of actual receipt or (i) as of the date of delivery or first attempted delivery if by personal delivery, overnight delivery or certified mail, or (ii) upon receipt by email or other electronic transmission as evidenced by the transmission record.

12.Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement between the parties with respect to the Deposit and any alterations or additions thereto shall be effective only if reduced to writing, dated and signed by the parties or their authorized representatives.

13.Authorization. Each person executing this Agreement is authorized to do so on behalf of the party for which that execution occurs.

14.Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided, however, that Escrow Agent may not delegate its duties hereunder without the prior written consent of the parties. This

Agreement is made solely by the signatory parties and no other person (except successors and assigns) shall have any right to rely on, enforce or have the benefit of any provision of this Agreement.

15.Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota.

16.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one and the same instrument.

17.Electronic or Facsimile Copies. A signature on an electronic or facsimile copy of this Agreement shall have the same force and effect as an original and shall bind a party to the terms and conditions hereof. All parties shall execute up to four originals of any signed electronic or facsimile copy of this Agreement.

signature page follows

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Escrow Agreement as of the day and year first written above.

SELLER:

CRI HOTEL INCOME OF MINNESOTA, LLC, a Delaware limited liability company

By:     CRI Hotel Income Partners, L. P., its sole member

By:     CRICO Hotel Associates I, L. P., its General Partner

                   By:     C.R.I., Inc., its General Partner

                             By:
Michael F. Murphy
Senior Vice President

BUYER:

UNITED PROPERTIES INVESTMENT LLC,
a Minnesota limited liability company

By:
Brandon Champeau
Assistant Vice President

By:
Name:
Title:

ESCROW AGENT:

FIRST AMERICAN TITLE INSURANCE

By:    _________________________________
Name:    _________________________________
Title:    _________________________________